                                                                  EXECUTION COPY
                                                          TOGETHER WITH EXHIBITS
                                                          AS SEPARATELY EXECUTED



                                 $135,000,000


                               CREDIT AGREEMENT

                           Dated as of June 30, 1999

                                     Among

                         TELESPECTRUM WORLDWIDE, INC.,

                                 as Borrower,

                                      and

                       THE INITIAL LENDERS NAMED HEREIN,

                                      and

                           BANQUE NATIONALE DE PARIS

         as Collateral Agent, Swing Line Bank and Initial Issuing Bank

                                      and

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                            as Administrative Agent

                               TABLE OF CONTENTS


SECTION         PAGE

                  ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms                                                  2
SECTION 1.02.  Computation of Time Periods; Other Definitional Provisions            31
SECTION 1.03.  Accounting Terms                                                      31

    ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCESAND THE LETTERS OF CREDIT
SECTION 2.01.  The Advances and the Letters of Credit                                32
SECTION 2.02.  Making the Advances                                                   33
SECTION 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit    35
SECTION 2.04.  Repayment of Advances                                                 37
SECTION 2.05.  Termination or Reduction of the Commitments                           39
SECTION 2.06.  Prepayments                                                           40
SECTION 2.07.  Interest                                                              42
SECTION 2.08.  Fees                                                                  43
SECTION 2.09.  Conversion of Advances                                                44
SECTION 2.10.  Increased Costs, Etc                                                  44
SECTION 2.11.  Payments and Computations                                             46
SECTION 2.12.  Taxes                                                                 49
SECTION 2.13.  Sharing of Payments, Etc                                              48
SECTION 2.14.  Use of Proceeds                                                       50
SECTION 2.15.  Evidence of Debt                                                      50

     ARTICLE III  CONDITIONS OF LENDING ANDISSUANCES OF LETTERS OF CREDIT

SECTION 3.01.  Conditions Precedent to Initial Extension of Credit                   51
SECTION 3.02.  Conditions Precedent to Each Borrowing, Swing Line Advance
                and Issuance                                                         57
SECTION 3.03.  Determinations Under Section 3.01                                     57

                  ARTICLE IV  REPRESENTATIONS AND WARRANTIES
SECTION 4.01.  Representations and Warranties of the Borrower                        58

                             ARTICLE V  COVENANTS
SECTION 5.01.  Affirmative Covenants                                                 64
SECTION 5.02.  Negative Covenants                                                    68
SECTION 5.03.  Reporting Requirements                                                76
SECTION 5.04.  Financial Covenants                                                   80

                         ARTICLE VI  EVENTS OF DEFAULT
SECTION 6.01.  Events of Default                                                     82
SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default              85

                            ARTICLE VII  THE AGENT
SECTION 7.01.  Authorization and Action                                              85
SECTION 7.02.  Agent's Reliance, Etc                                                 86
SECTION 7.03.  BNP and Affiliates                                                    86
SECTION 7.04.  Lender Party Credit Decision                                          86
SECTION 7.05.  Indemnification                                                       87
SECTION 7.06.  Successor Agent                                                       88
SECTION 7.07.  Administrative Agent                                                  89

                          ARTICLE VIII  MISCELLANEOUS
SECTION 8.01.  Amendments, Etc                                                       89
SECTION 8.02.  Notices, Etc                                                          90
SECTION 8.03.  No Waiver; Remedies                                                   90
SECTION 8.04.  Costs and Expenses                                                    90
SECTION 8.05.  Right of Set-off                                                      92
SECTION 8.06.  Binding Effect                                                        92
SECTION 8.07.  Assignments and Participations                                        92
SECTION 8.08.  Execution in Counterparts                                             95
SECTION 8.09.  No Liability of the Issuing Bank                                      95
SECTION 8.10.  Jurisdiction, Etc                                                     95
SECTION 8.11.  Governing Law                                                         96
SECTION 8.12.  Judgment                                                              96
SECTION 8.13.  Waiver of Jury Trial                                                  96

                               CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of June 30, 1999 among TELESPECTRUM WORLDWIDE, INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), BANQUE NATIONALE DE PARIS ("BNP") as the issuing bank hereunder (the "INITIAL ISSUING BANK"), as the swing line bank (the "SWING LINE BANK"), as collateral agent (together with any successors appointed pursuant to Article VII, the "COLLATERAL AGENT" or the "AGENT") for the Lender Parties (as hereinafter defined), and Bank of America National Trust and Savings Association, as administrative agent (the "ADMINISTRATIVE AGENT").


PRELIMINARY STATEMENTS:

     (1) The Borrower has entered into a Merger Agreement dated as of January 14, 1999, as amended by the Amendment to Agreement and Plan of Merger dated as of February 25, 1999 (as amended, supplemented or otherwise modified from time to time, in accordance with its terms, to the extent permitted in accordance with the Loan Documents (as hereinafter defined), the "MERGER AGREEMENT") by and among the Borrower, International Data Response Corporation, a Delaware corporation ("IDRC"), McCown De Leeuw & Co. III, L.P., a California limited partnership ("MDC III"), McCown De Leeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership ("MDC EUROPE"), McCown De Leeuw & Co. III (Asia) L.P. ("MDC ASIA", and, together with MDC III, MDC Europe and the Gamma Fund LLC, a California limited liability corporation, the "EQUITY INVESTORS") pursuant to which the Borrower has agreed to consummate a merger (such merger, together with all other transactions contemplated by the Merger Agreement being the "MERGER") with IDRC in which the Borrower will be the surviving corporation.

     (2) IDRC entered into a Second Amended and Restated Credit Agreement dated as of April 14, 1997 (as amended, supplemented or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT") with BNP as a "Restatement Lender", the "Existing Issuing Bank" and "Agent" thereunder (in each case, as defined therein) and the other lenders party thereto (together with BNP, the "EXISTING LENDERS"), in order to finance a portion of the "IntelliSell Acquisition" and allow for the "Telnet Acquisition" (in each case as defined in the Existing Credit Agreement), to pay transaction fees and expenses, and to provide working capital for IDRC and its Subsidiaries (as hereinafter defined).

     (3) The Borrower has requested that (a) immediately prior to the consummation of the transactions contemplated by the Merger Agreement, the Lender Parties lend to the Borrower up to $135,000,000 (i) to pay to the holders of the Series A Preferred Stock of IDRC and the Series A-1 Preferred Stock of IDRC (collectively, the "PREFERRED STOCK SELLERS") the cash consideration for their shares in the Merger, (ii) to pay transaction fees and expenses, (iii) to pay to the Existing Lenders, respectively, the amounts of the "Advances" (as defined in the Existing Credit Agreement) together with all other amounts due thereto under the Existing Credit Agreement upon the termination of the "Facilities" (as defined in the Existing Credit Agreement), and (iv) to refinance certain other Existing Debt (as hereinafter defined) of the Borrower and (b) from time to time, the Lender Parties lend to the Borrower and issue Letters of Credit for the benefit of the Borrower to provide working capital for the Borrower and its Subsidiaries.

     (4) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADVANCE" means a Term A Advance, a Term B Advance, a Term C Advance, a Working Capital Advance, a Swing Line Advance or a Letter of Credit Advance.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

     "AGENT" has the meaning specified in the recital of the parties to this Agreement.

     "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03, or such other account maintained by the Agent and designated by the Agent in a written notice to the Lender Parties and the Borrower.

     "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "APPLICABLE MARGIN" means a percentage per annum determined as set forth below:


Facility                                      Base Rate Advances             Eurodollar Rate Advances
---------------------------------------  -----------------------------  ----------------------------------
Term A Facility                                      1.750%                           3.250%
Term B Facility                                      2.250%                           3.750%
Term C Facility                                      2.750%                           4.250%
Working Capital Facility                             1.750%                           3.250%

     "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Term A Facility, Term B Facility, Term C Facility or Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

     "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by BNP in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

          (b) 1/2 of one percent per annum above the Federal Funds Rate.

     "BASE RATE ADVANCE" means an Advance that bears interest as provided in
     Section 2.07(a)(i).

     "BLOCKED ACCOUNT" means a deposit account for which the Agent has received a Blocked Account Letter duly executed by the applicable Blocked Account Bank or over which the Agent holds a perfected Lien or similar security interest.

     "BLOCKED ACCOUNT LETTER" has the meaning specified in the U.S. Security Agreement.

     "BLOCKED ACCOUNT BANK" has the meaning specified in the U.S. Security Agreement.

     "BNP" has the meaning specified in the recital of parties to this Agreement.

     "BORROWER" has the meaning specified in the recital of parties to this Agreement.

     "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with BNP at BNP's office at 499 Park Avenue, New York, New York 10022, Account No. 205200-001-88, or such other account as the Borrower and the Agent may from time to time designate as the "Borrower's Account".

     "BORROWING" means a Term A Borrowing, a Term B Borrowing, a Term C Borrowing, a Swing Line Borrowing or a Working Capital Borrowing.

     "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit G hereto, duly certified by the chief financial officer of the Borrower.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CANADIAN GUARANTY" means a guaranty made by each Canadian Subsidiary of the Borrower in favor of the Agent, in substantially the form of Exhibit F-2, together with each other Guaranty made by a Canadian Subsidiary of the Borrower or guaranty supplement thereto and delivered pursuant to Section 5.01(j) or 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "CANADIAN SECURITY AGREEMENT" means a security agreement made by a Canadian Subsidiary of the Borrower in favor of the Agent, in substantially the form of Exhibit E-1, together with each other security agreement made by a Canadian Subsidiary of the Borrower or security agreement supplement thereto and delivered pursuant to Section 5.01(j) or 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "CANADIAN SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of Canada or any of the provinces of Canada.

     "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including

     Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

     "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

     "CARRYOVER AMOUNT" has the meaning specified in Section 5.04(d).

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 2.06(b)(vi).

     "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents or Permitted Liens and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System and issues (or the parent of which issues) commercial paper rated as described in clause (c) is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $250,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc., or
     (d) Investments in money market or mutual funds that invest solely in Cash Equivalents of the types described in clauses (a), (b) and (c), above.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

     "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

     "CHANGE OF CONTROL" means, at any time, (i) the MDC Group Investors shall at any time for any reason cease to be the record and beneficial owners of at least 80% of the Equity Interests of the Borrower owned by them as specified on Schedule 4.01(a) hereto excluding the Escrow Shares; (ii) during any period of up to 24 consecutive months, commencing 180 days after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower ("Initial Directors") shall
                                                   -----------------
     cease for any reason to constitute a majority of the board of directors of the Borrower; provided, however, that, for purposes of this clause (ii) any employee or representative of any member of the MDC Group Investors who replaces an Initial Director shall also be considered an Initial Director; or (iii) any Person or two or more Persons acting in concert other than members of the MDC Group Investors, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting

     Interests of the Borrower (or other securities convertible into such Voting Interests) representing a percentage of the combined voting power of all Voting Interests of the Borrower that exceeds 20% of the Voting Interests of the Borrower.

     "COLLATERAL" means all "COLLATERAL" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

     "COLLATERAL AGENT" has the meaning specified in the recital of the parties to this Agreement.

     "COLLATERAL DOCUMENTS" means the Security Agreements, the Debentures, the Debenture Pledge Agreements, the Deed of Charge and any other agreement that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

     "COMMITMENT" means a Term A Commitment, a Term B Commitment, a Term C Commitment, a Working Capital Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

     "CONFIDENTIAL INFORMATION" means information that any Loan Party or any of its Subsidiaries furnishes to the Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender Party from a source other than any Loan Party or any of its Subsidiaries.

     "CONSOLIDATED" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

     "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that for purposes of this Agreement the term "Contingent Obligation" shall not include or be a reference to any such Obligation or arrangement of a Loan Party if such Obligation or arrangement guarantees an operating lease, consulting agreement or other operating agreement entered into by any of its Subsidiaries or another Loan Party in the ordinary course of such Subsidiary's or Loan Party's telemarketing business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

     "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

     "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination other than Funded Debt and (b) all other items (including, without limitation, taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of a company conducting a business the same or similar to that of such Person.

     "DEBENTURE" means a debenture made by a Canadian Subsidiary of the Borrower to the Agent, in substantially the form of Exhibit E-2, together with each other debenture made by a Canadian Subsidiary of the Borrower and delivered pursuant to Section 5.01(j) or 5.01(k), in each case, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "DEBENTURE PLEDGE AGREEMENT" means a debenture pledge agreement made by a Canadian Subsidiary of the Borrower to the Agent, in substantially the form of Exhibit E-3, together with each other debenture pledge agreement made by a Canadian Subsidiary of the Borrower and delivered pursuant to Section 5.01(j) or 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations, contingent or otherwise, of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations, contingent or otherwise, of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations, contingent or otherwise, of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases,
     (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options (other than warrants, rights or options for which such Person has sole control over the terms and conditions of the exercise thereof) to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

     "DECLINING LENDER" has the meaning specified in Section 2.06(c).

     "DEED OF CHARGE" means a deed of charge over shares made by the Borrower or any of its Subsidiaries to the Agent in substantially the form of Exhibit I.

     "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "DOLLAR" and "$" each mean lawful money of the United States of America.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

     "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Interest Expense net of interest income, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) noncash charges incurred in connection with stock options granted to employees of the Borrower which charge reduces net income, (g) extraordinary or unusual or non-recurring transactional losses deducted in calculating net income less extraordinary or unusual gains or non-recurring transactional income added in calculating net income, (h) Transaction Fees and Expenses, and (i) non-recurring losses included in calculating net income (or net loss) that are related to the reserve or write-off of any invoiced amount due to IDRC from National Telecommunications, Inc. or related companies less (j) any cash payments
                                                   ----
     made in respect of any earnout or similar arrangement (other than in respect of the TARP Earnout and the IntelliSell Earnout) in connection with an Investment made in compliance with Section 5.02(g)(i)(C) (to the extent not included in net income), in each case of the Borrower and its Subsidiaries determined in accordance with GAAP for such period; provided, however, there shall be excluded from EBITDA, to the extent therein included, all non-cash foreign currency or Hedge Agreement (to the extent such Hedge Agreements are permitted under 5.02(b)(i)(A)) losses and all non-cash foreign currency or Hedge Agreement (to the extent such Hedge Agreements are permitted under 5.02(b)(i)(A)) gains; provided further that, for purposes of determining compliance with Section 5.04(a) for each fiscal month ending in a Rolling Period ending prior to the expiration of 12 fiscal months after the date of the Initial Extension of Credit, EBITDA for each fiscal month ending prior to the date of the Initial Extension of Credit shall be the amount as set forth on Schedule II hereto.

     "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility and if a Default has not occurred and is not continuing at the time any assignment is effected pursuant to Section 8.07: (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the

     United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (vii) any other Person approved by the Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to
     Section 8.07, the Borrower and, with respect to any Eligible Assignee that becomes a Working Capital Lender, the Issuing Bank, any such approval in either case not to be unreasonably withheld or delayed; (b) with respect to any Facility and if a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, such Person that is an Eligible Assignee under clause (a) of this definition and is approved by the Agent, such approval not to be unreasonably withheld or delayed; and
     (c) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to
     Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that, in the case of clauses (a), (b) and
     (c) above, neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

     "ELIGIBLE RECEIVABLES" means any Receivables owned by any Loan Party free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

          (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of such Loan Party's business;

          (b) Receivables on terms other than those normal or customary in such Loan Party's business;

          (c) Receivables owing from any Person that is an Affiliate of the Borrower;

          (d) Receivables more than 90 days past the original invoice date or more than 60 days past the date due, provided, however, that Receivables owing from Ameritech, Inc. shall not be excluded from the definition of "Eligible Receivables" by this clause (d) so long as such Receivables are not past due under the terms of the Agreement for Distribution of Network Services and Customer Premises Equipment (Non-Retail) dated as of September 1, 1997 by and between the Borrower and Ameritech Consumer Services, a division of Ameritech Services, Inc.;

          (e) Receivables owing from any Person of which an aggregate amount of more than 25% of such Receivables owing is more than 60 days past due;

          (f) Receivables owing from any Person (i) that has disputed liability for any Receivable owing from such Person or (ii) that has otherwise asserted any claim, demand or liability, whether by action, suit, counterclaim or otherwise; provided, however, that if such disputed Receivables constitute 10% or less of the Receivables owing from such Person, Receivables owing from such Person shall be excluded from the definition of "Eligible Receivables" by this clause (f) only to the extent of such disputed Receivables;

          (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

          (h) Receivables (i) owing from any Person that is also a supplier to or creditor of the Borrower or its Subsidiaries (other than a supplier of wireless, internet or telephonic services and any other Person to whom the Borrower or its Subsidiaries owes less than $100,000) or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower or its Subsidiaries to discounts on future purchase therefrom;

          (i) Receivables arising out of sales to account debtors outside the
                                                                  -------
          United States of America, Canada or the European Union (subject to, as to the European Union, an aggregate maximum amount of $1,000,000), unless backed by an irrevocable letter of credit on terms, and issued
          ------
          by a bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000 or any other financial institution, acceptable to the Agent and such irrevocable letter of credit is in the possession of the Agent if so requested;

          (j) Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

          (k) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof exceeding an aggregate amount of $1,000,000 owing from all such departments or instrumentalities, or Canada or any province thereof (other than those arising out of or in connection with the provision of services to the Canadian Tourist Commission or Tourism Ontario);

          (l) Receivables in respect of which the Security Agreements, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Agent for the benefit of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens; and

          (m) Receivables owing from National Telecommunications, Inc., its successors or assigns.

     The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless the Agent determines, in its reasonable discretion, that such Eligible Receivables shall be valued at a lower value based upon the Agent's analysis of changes in any Loan Party's operations or credit and collection experience.

     "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "ENVIRONMENTAL LAW" means any federal, state, provincial, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "EQUIPMENT" means all "Equipment" referred to in Section 1(a) of the U.S. Security Agreement and Section 1.2(1)(a) of the Canadian Security Agreement.

     "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "EQUITY INVESTORS" has the meaning specified in the Preliminary Statements to this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

     "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
     Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to
     Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

     "ESCROW SHARES" means the shares of common stock of the Borrower subject to the Indemnity Escrow Agreement (as defined in the Merger Agreement) pursuant to Section 1.6 of the Merger Agreement.

     "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Agent.

     "EURODOLLAR RATE" means for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Dow Jones Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to BNP's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if BNP shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

     "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

     "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "EXCESS CASH FLOW" means, for any period, the sum of:
                (a) Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period less any gain to the extent such gain constitutes Net Cash Proceeds for the purposes of this Agreement; plus

                (b) an amount equal to the aggregate amount of all noncash charges deducted in arriving at such Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period; plus

                (c) an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period; less

                (d) an amount equal to the aggregate amount of all noncash credits included in arriving at such Consolidated net income (or loss) the Borrower and its Subsidiaries; less

                (e) an amount (whether positive or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period; less

                (f) an amount equal to the amount of all Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement; less

                (g) an amount equal to the aggregate amount of all regularly scheduled principal payments of Funded Debt (including all scheduled payments of Capitalized Leases) made during such period, together with any optional prepayments of Term Advances made during such period in accordance with Section 2.06(a) and any mandatory prepayment in accordance with Section 2.06(b)(ii) to the extent such proceeds are included in net income (or net loss) less, to the extent not otherwise included in Consolidated pretax income (or pretax loss) for such period, any cash payments made during such period in respect of any earnout or similar arrangement in connection with any Investment made in accordance with Section 5.02(g); less

                (h) the Carryover Amount for such period; provided, however, that in the case of any Carryover Amount or portion thereof not spent in the succeeding Fiscal Year to which such amount is permitted to be carried over pursuant to Section 5.04(d), an amount equal to the amount not so spent shall be added back to Consolidated net income for such succeeding Fiscal Year.

     "EXISTING CREDIT AGREEMENT" has the meaning specified in the Preliminary Statements.

     "EXISTING DEBT" means Debt of the Loan Parties and their Subsidiaries outstanding immediately before the effectiveness of this Agreement.

     "EXISTING HEDGE AGREEMENTS" means the interest rate hedge agreement, dated November 4, 1996 between the Borrower and IBJ Whitehall Bank & Trust Co., and the currency rate hedge agreement, dated November 12, 1996 between the Borrower and IBJ Whitehall Bank & Trust Co.

     "EXISTING LENDERS" has the meaning specified in the Preliminary Statements.

     "EXISTING LETTERS OF CREDIT" has the meaning specified in Section 4.01(s).

     "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and any cash purchase price adjustment or indemnity payment received in connection with the Merger Agreement and any purchase and sale or merger agreement; provided, however, that so long as no Default shall have occurred and be continuing an Extraordinary Receipt shall not include (i) cash receipts received from proceeds of insurance to the extent that such proceeds in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within six months after the occurrence of such damage or loss, (ii) cash received (A) as an advance under a Government Loan or (B) from any governmental agency, department or instrumentality as a grant for economic development or other specific purpose not related to the sale of telemarketing services to such agency, department or instrumentality and (iii) any cash proceeds received by the Borrower or any Subsidiary which is required to be paid directly over to any third party so long as such payment is made to such third party within 10 Business Days of receipt of such cash proceeds.

     "FACILITY" means the Term A Facility, the Term B Facility, the Term C Facility, the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Dow Jones Markets service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or (ii) if the Dow Jones Markets service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FEE LETTERS" means each agreement entered into between the any Loan Party and any Agent or Issuing Bank with respect to the payment of fees or other amounts relating to the Facilities.

     "FINAL MATURITY DATE" means the earlier of December 31, 2003 and the date of repayment in full or termination in whole of all of the Facilities pursuant to Section 2.05 or 6.01.

     "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated EBITDA for such Person and its Subsidiaries for such Rolling Period less the sum of (i) Consolidated
                                              ----
     depreciation of such Person and its Subsidiaries during such Rolling Period and (ii) income taxes of such Person and its Subsidiaries that have been paid in cash during such Rolling Period to (b) the sum of (i) Interest Expense, excluding (A) interest not payable in cash of such Person and its Subsidiaries and (B) amortized financing fees paid in cash at the closing of the Merger that would otherwise constitute Interest Expense, in each case during such Rolling Period and (ii) regularly scheduled principal payments of Funded Debt (excluding principal payments of MDC Subordinated
     Debt) of such Person and its Subsidiaries made during such Rolling Period.

     "FOREIGN SUBSIDIARY" means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

     "FUNDED DEBT" of any Person means Debt of such Person (other than Debt described in clauses (f), (h), (i) and (j) of the definition thereof, any earnout or similar arrangement in connection with an Investment made in compliance with Section 5.02(g)(i)(C) and the Intercompany Notes) that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

     "GAAP" has the meaning specified in Section 1.03.

     "GOVERNMENT LOAN" means a loan made by any governmental agency, department or instrumentality for economic development or other specific purpose not related to the sale of telemarketing services to such agency, department or instrumentality.

     "GUARANTOR" means each of ProMark, S&P Data Corp., IDRC New York, Inc., IDRC TeleServices Inc., Telnet Systems, Inc., IntelliSell, TLSP Trademarks, Inc., TeleSpectrum Canada Inc., TeleSpectrum Government Services, Inc., CRW Financial Inc., Federal Compliance Corporation and each other U.S. Subsidiary and Canadian Subsidiary of the Borrower that may become a guarantor or collateral grantor pursuant to Section 5.01(j) or 5.01(k).

     "GUARANTIES" means the U.S. Guaranty and the Canadian Guaranty.

     "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

     "HEDGE BANK" means any Lender Party or any of its Affiliates in its capacity as a party to a Secured Hedge Agreement and, in the case of the Existing Hedge Agreements, IBJ Whitehall Bank & Trust Co.

     "IDRC" has the meaning specified in the Preliminary Statements to this Agreement.

     "INDEMNIFIED COSTS" has the meaning specified in Section 7.05(a).

     "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

     "INFORMATION MEMORANDUM" means the proxy statement dated June 9, 1999 issued by the Borrower and distributed by the Agent in connection with the syndication of the Commitments.

     "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the date of the initial Borrowing hereunder and the date of the initial issuance of a Letter of Credit hereunder.

     "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

     "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

     "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

     "INTELLISELL" means Intellisell Corporation, a Nebraska corporation.

     "INTELLISELL EARNOUT" means the earnout arrangement pursuant to the IntelliSell Merger Agreement.

     "INTELLISELL EARNOUT NOTES" means, collectively, each instrument evidencing the Borrower's (as successor in interest to IDRC) Obligation in the IntelliSell Earnout.

     "INTELLISELL MERGER AGREEMENT" means the agreement and plan of reorganization dated as of April 14, 1997 by and among IDRC, IDRC Acquisition Sub, a Nebraska corporation, Intellisell, and certain shareholders of Intellisell named therein, as such agreement and plan may be amended, supplemented or otherwise modified in accordance with its terms, to the extent permitted by the Loan Documents.

     "INTERCOMPANY NOTES" has the meaning specified in Section 5.02(b)(i)(B).

     "INTERCOMPANY SUBORDINATION AGREEMENT" has the meaning specified in Section 5.02(b)(i)(B).

     "INTEREST COVERAGE RATIO" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period to (b) Interest Expense, excluding (A) Interest Expense not payable in cash of such Person and its Subsidiaries and (B) amortized financing fees paid in cash at the closing of the Merger that would otherwise constitute Interest Expense, in each case during such Rolling Period.

     "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense (including the interest component on obligations under Capitalized Leases), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit) and (c) any net payment payable in connection with Hedge Agreements less any net credits received in connection with Hedge
                ----
     Agreements.

     "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

                (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "INVENTORY" means all "Inventory" referred to in Section 1(b) of the U.S. Security Agreement and Section 1.2(1)(a) of the Canadian Security Agreement.

     "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

     "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to
     Section 8.07.

     "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the U.S. Security Agreement.

     "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(d)(ii).

     "LENDER PARTY" means any Lender, the Swing Line Bank or the Issuing Bank.

     "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person shall be a party to this Agreement.

     "LETTERS OF CREDIT" has the meaning specified in Section 2.01(f).

     "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

     "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(e) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time.

     "LEVERAGE RATIO" means, with respect to any Person for the final month of any Rolling Period, the ratio of (a) the sum of (i) Funded Debt other than the Working Capital Advances, the Letter of Credit Advances, the Swing Line Advances, the MDC Subordinated Debt and Debt described in clauses (f), (h) and (i) in the definition of "Debt" of such Person and its Subsidiaries as of the last day of such month, (ii) the average outstanding Working Capital Advances during such month, (iii) the average outstanding Letter of Credit Advances during such month and (iv) the average outstanding Swing Line Advances during such month to (b) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period.

     "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes, if any, and any amendment supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Guaranties, and (vi) the Fee Letters and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Guaranties, (vi) the Fee Letters, and (vii) each Secured Hedge Agreement, and (viii) any other document or instrument issued pursuant to or in connection with any of the foregoing, in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms.

     "LOAN PARTIES" means the Borrower and each of the Guarantors.

     "LOAN VALUE" means, with respect to Eligible Receivables, an amount up to 85% of the value of such Receivables; provided, however, that the Agent may, in its reasonable discretion based on its analysis of changes in the operations or credit and collection policy of any Loan Party arising after the date hereof that may dilute the value of Eligible Receivables, revise from time to time the percentage of the value of any individual item of Eligible Receivables that shall be used in determining Loan Value.

     "MANAGEMENT STOCK OPTION PLAN" means the TeleSpectrum Worldwide Inc. 1996 Equity Compensation Plan, as amended and restated as of May 12, 1999, and as further amended, supplemented, or otherwise modified from time to time in accordance with its terms, to the extent permitted by, and in accordance with, the Loan Documents.

     "MARGIN STOCK" has the meaning specified in Regulation U.

     "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document, Related Document or Transaction Document to which it is or is to be a party.

     "MDC III" has the meaning specified in the Preliminary Statements to this Agreement.

     "MDC ASIA" has the meaning specified in the Preliminary Statements to this Agreement.

     "MDC EUROPE" has the meaning specified in the Preliminary Statements to this Agreement.

     "MDC GROUP INVESTORS" means, collectively, the Equity Investors, MDC Management Company III, L.P., MDC Management Company IIIA and Gamma Fund LLC.

     "MDC SUBORDINATED DEBT" means the indebtedness of the Borrower evidenced by the MDC Subordinated Notes.

     "MDC SUBORDINATED NOTES" means, collectively, the promissory notes of even date herewith made by the Borrower, as payor, and each of the Equity Investors, as payee, respectively, amended, supplemented or otherwise modified from time to time in accordance with their terms and the terms of this Agreement.

     "MDC SUBORDINATION AGREEMENT" means a subordination agreement made by the Equity Investors and the Borrower in favor of the Agent, in substantially the form of Exhibit L, as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

     "MERGER" has the meaning specified in the Preliminary Statements.

     "MERGER AGREEMENT" has the meaning specified in the Preliminary Statements.

     "MERGER DOCUMENTs" means, collectively, the Merger Agreement and each other agreement, document and instrument executed or delivered pursuant to the terms thereof or in connection therewith.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest (including, without limitation, any capital contribution) or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, provided, however, that in the case of taxes that are deductible under clause (b) but for the fact that at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Person may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount exceeds the amount actually so paid, the amount of such excess shall constitute "Net Cash Proceeds."

     "NOTE" means a Term A Note, a Term B Note, a Term C Note or a Working Capital Note, in each case to the extent required to be issued pursuant to
     Section 2.15.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

     "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

     "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.02(b).

     "NPL" means the National Priorities List under CERCLA.

     "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
     Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that such Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

     "OECD" means the Organization for Economic Cooperation and Development.

     "OPEN YEAR" has the meaning specified in Section 4.01(p).

     "OTHER TAXES" has the meaning specified in Section 2.12(b).

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof;
     (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that either individually or when aggregated with all other Permitted Liens outstanding on any date of determination do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PLEDGED DEBT" means, collectively, the "Initial Pledged Debt" and additional Equity Interests referred to in Sections 1(d)(iii) and (iv) of the U.S. Security Agreement and any other Debt pledged from time to time pursuant to any Collateral Document.

     "PLEDGED INTERESTS" means, collectively, the "Initial Pledged Equity Interests" referred to in Section 1(d)(i) and (ii) of the U.S. Security Agreement and any other Equity Interest pledged from time to time pursuant to any Collateral Document.

     "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

     "PREPAYMENT AMOUNT" has the meaning specified in Section 5.03(a).

     "PREPAYMENT DATE" has the meaning specified in Section 5.03(a).

     "PREPAYMENT NOTICE" has the meaning specified in Section 5.03(a).

     "PRO RATA SHARE" of any amount means, with respect to any Working Capital Lender, Term A Lender, Term B Lender or Term C Lender at any time, the product of such amount times a fraction the numerator of which is the
                            -----
     amount of such Working Capital Lender's Working Capital Commitment, the Term A Lender's Term A Commitment, the Term B Lender's Term B

     Commitment or the Term C Lender's Term C Commitment at such time and the denominator of which is the Working Capital Facility, the Term A Facility, the Term B Facility or the Term C Facility, respectively, at such time.

     "RECEIVABLES" means all "Receivables" referred to in Section 1(c) of the U.S. Security Agreements and all receivables referred to in Section 1.2(1)(c) of the Canadian Security Agreement.

     "REDEEMABLE" means, with respect to any Equity Interest, any Debt, or any other right or Obligation, any such Equity Interest, Debt, right or Obligation, that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

     "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v).

     "REGISTER" has the meaning specified in Section 8.07(d).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "RELATED DOCUMENTS" means the Merger Agreement and the other Merger Documents, the TARP Acquisition Agreement, the Tax Sharing Agreement, the Intercompany Notes, the Intercompany Subordination Agreements, the IntelliSell Merger Agreement, the IntelliSell Earnout Notes, the TLSP Subordination Agreements, the MDC Subordination Agreement, the MDC Subordinated Notes and any promissory note evidencing all or a portion of the TLSP Subordinated Debt.

     "REQUIRED LENDERS" means at any time Lenders owed or holding a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A Facility, the Term B Facility and the Term C Facility at such time and (d) the aggregate Unused Working Capital Commitments at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

     "RESPONSIBLE OFFICER" means any executive officer of any Loan Party or any of its Subsidiaries.

     "RETAINED AMOUNT" means the aggregate amount of Excess Cash Flow and Net Cash Proceeds that the Borrower is entitled to retain after making the mandatory prepayments specified in Sections 2.06(b)(i) and 2.06(b)(ii), respectively; provided, that any amount permitted to be included in such
                   --------
     aggregate amount shall not be so included until the related portion of Excess Cash Flow or Net Cash Proceeds, as the case may be, has been prepaid in accordance with, and to the extent required by, Section 2.06(b)(i) or 2.06(b)(ii), as applicable.

     "ROLLING PERIOD" means (a) for purposes of calculating EBITDA used in determining compliance with the requirements of Section 5.04(a) for any month or fiscal quarter, as the case may be, the consecutive 12-month period ending on the last day of such month, or the consecutive four-fiscal-quarter period ending on the last day of such fiscal quarter, respectively, including, as applicable, any amount set forth on Schedule II for a month occurring in such period, and (b) for all other purposes, (i) with respect to any month, as the case may be, ending on or prior to one year following the Initial Extension of Credit, the period commencing on the date of the Initial Extension of Credit and ending on the last day of such month or fiscal quarter, as the case may be, and (ii) with respect to any month or fiscal quarter, as the case may be, ending thereafter, the consecutive 12-month period ending on the last day of such month, or the consecutive four-fiscal-quarter period ending on the last day of such fiscal quarter, respectively.

     "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

     "SECURED OBLIGATIONS" has the meaning specified in each of the Security Agreements.

     "SECURED PARTIES" means the Agent, the Lender Parties, the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

     "SECURITY AGREEMENTS" means the U.S. Security Agreement and the Canadian Security Agreement.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "SURVIVING DEBT" has the meaning specified in Section 3.01(i).

     "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(e) or (b) any Working Capital Lender pursuant to
     Section 2.02(b).

     "SWING LINE BANK" has the meaning specified in the recital of parties to this Agreement.

     "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(e) or the Working Capital Lenders pursuant to Section 2.02(b).

     "SWING LINE COMMITMENT" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into an Assignment and Acceptance, set forth for the Swing Line Bank in the Register maintained by the Agent pursuant to Section 8.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "SWING LINE FACILITY" has the meaning specified in Section 2.01(e).

     "TARP" means TARP (Europe) Ltd., a company organized under the laws of England and Wales.

     "TARP ACQUISITION AGREEMENT" means the Asset Purchase Agreement dated as of October 1, 1996, as amended by the Mutual Release Agreement dated September, 1997 and the Amendment to the Asset Purchase Agreement dated as of December 4, 1998, between and among the Borrower, Technical Assistance Research Programs, Inc. (formerly known as TARP, Inc.), a District of Columbia corporation, and Tarp Information Systems, Inc., a Maryland corporation, John Goodman and Marc Grainer.

     "TARP EARNOUT" means the earnout arrangement pursuant to the TARP Acquisition Agreement.

     "TAXES" has the meaning specified in Section 2.12(a).

     "TAX SHARING AGREEMENT" has the meaning specified in Section 3.01(a)(xxv).

     "TERM A ADVANCE" has the meaning specified in Section 2.01(a).

     "TERM A BORROWING" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

     "TERM A COMMITMENT" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A

     Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Term A Commitment".

     "TERM A FACILITY" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

     "TERM A LENDER" means any Lender that has a Term A Commitment.

     "TERM A NOTE" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

     "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

     "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

     "TERM B COMMITMENT" means, with respect to any Term B Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment".

     "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

     "TERM B LENDER" means any Lender that has a Term B Commitment.

     "TERM B NOTE" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

     "TERM C ADVANCE" has the meaning specified in Section 2.01(c).

     "TERM C BORROWING" means a borrowing consisting of simultaneous Term C Advances of the same Type made by the Term C Lenders.

     "TERM C COMMITMENT" means, with respect to any Term C Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term C Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender's "Term C Commitment".

     "TERM C FACILITY" means, at any time, the aggregate amount of the Term C Lenders' Term C Commitments at such time.

     "TERM C LENDER" means any Lender that has a Term C Commitment.

     "TERM C NOTE" means a promissory note of the Borrower payable to the order of any Term C Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term C Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

     "TERM ADVANCE" means a Term A Advance, a Term B Advance or a Term C
     Advance.

     "TERM COMMITMENT" means a Term A Commitment, a Term B Commitment or a Term C Commitment.

     "TERM LENDER" means a Term A Lender, a Term B Lender or a Term C Lender.

     "TERMINATION DATE" means (a) for purposes of the Term A Facility, the Working Capital Facility, the Swing Line Facility and the Letter of Credit Facility, the earlier of (x) December 31, 2001 and (y) the date of termination in whole of the Term Commitments, the Swing Line Commitment, the Letter of Credit Commitment and the Working Capital Commitments pursuant to Section 2.05 or 6.01 (the "COMMITMENT TERMINATION DATE"), (b) for purposes of the Term B Facility, the earlier of (x) December 31, 2002 and (y) the Commitment Termination Date, and (c) for purposes of the Term C Facility, the earlier of (x) December 31, 2003 and (y) the Commitment Termination Date.

     "TLSP INVESTMENTS" means TLSP Investments, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

     "TLSP INVESTMENTS SUBORDINATED DEBT" means the indebtedness evidenced by
     (a) the promissory note dated June 30, 1999 made by the Borrower, as payor, to TLSP Investments, as payee, in a face amount of up to $500,000,000 and
     (b) the promissory note dated June 30, 1999 made by the TeleSpectrum Worldwide (Canada) Inc., as payor, to TLSP Investments, as payee, in a face amount of up to $5,500,000, as such promissory note may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the TLSP Investments Subordination Agreement and the terms of this Agreement.

     "TLSP INVESTMENTS SUBORDINATION AGREEMENT" means a subordination agreement in the form of Exhibit M executed by TLSP Investments, as amended, supplemented or otherwise modified in accordance with its terms and the terms of this Agreement.

     "TLSP SUBORDINATED DEBT" means the TLSP Investments Subordinated Debt and the TLSP Trademarks Subordinated Debt.

     "TLSP SUBORDINATION AGREEMENTS" means, collectively, the TLSP Investments Subordination Agreement and the TLSP Trademarks Subordination Agreement.

     "TLSP TRADEMARKS" means TLSP Trademarks, Inc., a Delaware corporation and wholly-owned Subsidiary of the Borrower.

     "TLSP TRADEMARKS SUBORDINATED DEBT" means the indebtedness evidenced by the promissory note dated June 30, 1999 made by the Borrower, as payor, to TLSP Trademarks, as payee, in a face amount of up to $50,000,000, as such promissory note may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the TLSP Trademarks Subordination Agreement and the terms of this Agreement.

     "TLSP TRADEMARKS SUBORDINATION AGREEMENT" means a subordination agreement in the form of Exhibit M executed by TLSP Trademarks, as amended, supplemented or otherwise modified in accordance with its terms and the terms of this Agreement.



     "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of services to the Borrower or any of its Subsidiaries to effect payment for such services.

     "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

     "TRANSACTION FEES AND EXPENSES" means those fees and expenses (including attorneys' fees) incurred by the Borrower in connection with the Merger.

     "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

     "U.S. SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of the United States or one of the States of the United States.

     "UNUSED WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all
               -----
     Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender and not as Swing Line Bank or Issuing Bank) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(e) and outstanding at such time.

     "U.S. GUARANTY" means a guaranty made by each U.S. Subsidiary of the Borrower in favor of the Agent, in substantially the form of Exhibit F-1, together with each other guaranty made by a U.S. Subsidiary of the Borrower or guaranty supplement thereto and delivered pursuant to Section 5.01(j) or 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "U.S. SECURITY AGREEMENT" has the meaning specified in Section
     3.01(a)(iii).

     "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

     "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

     "WORKING CAPITAL ADVANCE" has the meaning specified in Section 2.01(d).

     "WORKING CAPITAL BORROWING" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

     "WORKING CAPITAL COMMITMENT" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on
     Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Agent pursuant to
     Section 8.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

     "WORKING CAPITAL FACILITY" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

     "WORKING CAPITAL LENDER" means any Lender that has a Working Capital Commitment.

     "WORKING CAPITAL NOTE" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-4 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender to the extent required to be issued pursuant to Section 2.15.

     SECTION 1.02.  Computation of Time Periods; Other Definitional Provisions.
                    ----------------------------------------------------------
In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     SECTION 1.03.  Accounting Terms.  All accounting terms not specifically
                    ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

     SECTION 2.01.  The Advances and the Letters of Credit.  (a)  The Term A
                    --------------------------------------
Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM A ADVANCE") to the Borrower on any Business Day during the period from the date hereof until June 30, 1999 in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

     (b) The Term B Advances.  Each Term B Lender severally agrees, on the terms
         -------------------
and conditions hereinafter set forth, to make a single advance (a "TERM B ADVANCE") to the Borrower on any Business Day that the Term A Advances shall be made in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

     (c) The Term C Advance.  Each Term C Lender severally agrees, on the terms
         ------------------
and conditions hereinafter set forth, to make a single advance (a "TERM C ADVANCE") to the Borrower on any Business Day that the Term A Advances shall be made in an amount not to exceed such Lender's Term C Commitment at such time. The Term C Borrowing shall consist of Term C Advances made simultaneously by the Term C Lenders ratably according to the Term C Commitments. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

     (d) The Working Capital Advances.  Each Working Capital Lender severally
         ----------------------------
agrees, on the terms and conditions hereinafter set forth, to make advances (each a "WORKING CAPITAL ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(d), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(d).

     (e) The Swing Line Advances.  The Borrower may request the Swing Line Bank
         -----------------------
to make, and the Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make a Swing Line Advance from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $5,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $250,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank makes Swing Line Advances, the Borrower may borrow under this Section 2.01(e), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(e).

     (f) Letters of Credit.  The Issuing Bank agrees, on the terms and
         -----------------
conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(f), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(f).

     SECTION 2.02.  Making the Advances.  (a)  Except as otherwise provided in
                    -------------------
Section 2.02(b) or Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be in writing, or by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and the Issuing Bank and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

          (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING"), shall be in writing, by telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Agent at the Agent's Account, in same day funds. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank with a copy of such demand to the Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Agent for the account of the Swing Line Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or
(ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the Agent, such Working Capital Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Agent, at the Federal Funds Rate. If such Lender shall pay to the Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

          (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, the Term A Advances, the Term B Advances and the Working Capital Advances may not be outstanding as part of more than eight separate Borrowings in the aggregate.

          (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (e) Unless the Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) or
(b) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay or pay to the Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under
Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
                         ------------------------------------------------
Letters of Credit.  (a)  Request for Issuance.  Each Letter of Credit shall be
-----------------        --------------------
issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Agent prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. Each Existing Letter of Credit is hereby deemed to be
(a) issued by the Issuing Bank on and as of the Initial Extension of Credit and
(b) an issuance of a Letter of Credit for all purposes under this Agreement.

          (b) Letter of Credit Reports.  The Issuing Bank shall furnish (A) to
              ------------------------
the Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Working Capital Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding quarter and drawings during such calendar quarter under all Letters of Credit and (C) to the Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) Drawing and Reimbursement.  The payment by the Issuing Bank of a
              -------------------------
draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Working Capital Lender and each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Agent for the account of the Issuing Bank, by deposit to the Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Working Capital Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Failure to Make Letter of Credit Advances.  The failure of any
              -----------------------------------------
Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04.  Repayment of Advances.  (a)  Term Advances.  The
                         ---------------------        -------------
Borrower shall repay to the Agent for the ratable account of the Term A Lenders, the Term B Lenders and Term C Lenders the aggregate outstanding principal amount of the Term A Advances, the Term B Advances and the Term C Advances, respectively, on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

----------------------------------------------------------------------------------------------------------
            Date                                                 Amount
----------------------------                             -----------------------
----------------------------------------------------------------------------------------------------------
                                     Term Loan A               Term Loan B              Term Loan C
                              -------------------------  -----------------------  ------------------------
----------------------------------------------------------------------------------------------------------
September 30, 1999                              166,667                  166,666                   200,000
----------------------------------------------------------------------------------------------------------
December 31, 1999                             1,833,333                   83,334                   100,000
----------------------------------------------------------------------------------------------------------
March 31, 2000                                2,000,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
June 30, 2000                                 2,000,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
September 30, 2000                            2,000,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
December 31, 2000                             2,000,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
March 31, 2001                                2,500,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
June 30, 2001                                 2,500,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
September 30, 2001                            2,500,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
December 31, 2001                             2,500,000                   62,500                   100,000
----------------------------------------------------------------------------------------------------------
March 31, 2002                                                         4,750,000                   200,000
----------------------------------------------------------------------------------------------------------
June 30, 2002                                                          4,750,000                   200,000
----------------------------------------------------------------------------------------------------------
September 30, 2002                                                     4,750,000                   250,000
----------------------------------------------------------------------------------------------------------
December 31, 2002                                                      5,000,000                   250,000
----------------------------------------------------------------------------------------------------------
March 31, 2003                                                                                  11,000,000
----------------------------------------------------------------------------------------------------------
June 30, 2003                                                                                   11,000,000
----------------------------------------------------------------------------------------------------------
September 30, 2003                                                                              11,000,000
----------------------------------------------------------------------------------------------------------
December 31, 2003                                                                               15,000,000
----------------------------------------------------------------------------------------------------------

provided, however, that the final principal installment of the Term A Facility, the Term B Facility and the Term C Facility, respectively, shall in any event and in each case be in an amount equal to the aggregate principal amount of the Term A Advances, the Term B Advances and the Term C Advances, respectively then outstanding.

          (b) Working Capital Advances.  The Borrower shall repay to the Agent
              ------------------------
for the ratable account of the Working Capital Lenders on the Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

          (c) Swing Line Advances.  The Borrower shall repay to the Agent for
              -------------------
the account of the Swing Line Bank and each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

          (d) Letter of Credit Advances.  (i)  The Borrower shall repay to the
              -------------------------
Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit

Advance on the earlier of demand by the Agent and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

          (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

          SECTION 2.05.  Termination or Reduction of the Commitments.  (a)
                         -------------------------------------------
Optional.  The Borrower may, upon at least three Business Days' notice to the
--------
Agent, terminate in whole or reduce in part the unused portions of the Term A Commitments, the Term B Commitments, the Term C Commitments, the Swing Line Commitment and the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

          (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

          (iii) On the date of the Term C Borrowing, after giving effect to such Term C Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term C Advances, the aggregate Term C Commitments of the Term C Lenders shall be automatically and permanently reduced, on a pro-rata basis, by an amount equal to the amount by which the aggregate Term C Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term C Advances then outstanding.

          (iv) The Working Capital Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

          (v) The Swing Line Facility and the Letter of Credit Facility shall each be automatically and permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which each such Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

          SECTION 2.06.  Prepayments.  (a)  Optional.  The Borrower may,  upon
                         -----------        --------
at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Agent (received not later than 11:00 A.M. (New York City time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Swing Line Advance or a Working Capital Advance which is a Base Rate Advance; provided, however, that (x) each partial prepayment (other than prepayments of Swing Line Advances) shall be in an aggregate principal amount of $500,000 or an integral multiple of $250,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to
Section 8.04(c). Each such prepayment which is made with respect to any Term Advances shall be applied, subject to Section 2.06(c), ratably to the Term Facilities and ratably to the remaining principal installments thereof.

          (b) Mandatory.  (i)  Commencing for the Fiscal Year 2000, the Borrower
              ---------
shall, no later than the 15th day following the date on which it delivers the financial statements referred to in

Section 5.03(c) (but in any event within 100 days after the end of each Fiscal
Year), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment of any Advances shall be applied as follows:

          first, subject to Section 2.06(c), ratably to the Term Facilities and
          -----
     ratably to the remaining principal installments thereof, and second, to the extent that no Term Advances remain outstanding,
          ------
     permanently to reduce the Working Capital Facility as set forth in clause
     (v) below.

          (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to Section 5.02(f)(i) and (ii) and, up to a maximum aggregate amount of $1,000,000, Section 5.02(f)(iii)), (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by the Borrower (other than under the Management Stock Option Plan) or any of its Subsidiaries of any capital stock or other ownership or profit interest (including, without limitation, any capital contribution), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest, (D) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds; provided, however, that if no Default has occurred and is
               --------  -------
continuing, in the case of clause (C), the Borrower shall be required to prepay an aggregate principal amount of Advances comprising part of the same Borrowings equal to 50% of the amount of such Net Cash Proceeds. Each such prepayment of any Advances shall be applied as follows:

          first, subject to Section 2.06(c), ratably to the Term Facilities and
          -----
     ratably to the remaining principal installments thereof, and second, to the extent that no Term Advances remain outstanding,
          ------
     permanently to reduce the Working Capital Facility as set forth in clause
     (v) below.

          (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances, (y) the Swing Line Advances and (z) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Working Capital Facility and the Loan Value of Eligible Receivables on such Business Day (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder).

          (iv) The Borrower shall, on each Business Day, pay to the Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

          (v) Prepayments of the Working Capital Facility made pursuant to clause (i), (ii) or (iii) above or clause (vi) below shall be applied first to prepay Swing Line Advances and Letter of Credit Advances then outstanding until such Advances are paid in full, and second to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Working Capital Advances then outstanding and the cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

          (vi) Notwithstanding anything to the contrary contained in this
Section 2.06(b) or in Section 5.02(f), so long as no Default shall have occurred and be continuing, if, on any date on which a prepayment of Advances would otherwise be required pursuant to clauses (i), (ii) or (iii) of this Section 2.06(b) and the applicable subsections of Section 5.02(f) on any day other than on the last day of the Interest Period therefor, the Borrower shall deposit the amount of any such prepayment otherwise required to be made hereunder in a cash collateral account (the "CASH COLLATERAL ACCOUNT") of the Borrower maintained with the Agent, until the last day of such Interest Period, at which time the Agent shall be authorized (without any further action by the Borrower) to apply such prepayment as set forth in such relevant clause (i), (ii) or (iii) of this
Section 2.06(b).

          (vii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c). If any payment required to be made under this Section 2.06(b) on account of Eurodollar Rate Advances would be made other than on the last day of the applicable Interest Period therefor, the Borrower shall deposit the amount of such payment in the Cash Collateral Account until the last day of the applicable Interest Period at which time such payment shall be made.

          (c) Term B and Term C Opt-Out.  With respect to any prepayment of the
              -------------------------
Term Advances, the Agent shall ratably pay the Term A Lenders, the Term B Lenders, and the Term C Lenders; provided, however, that any Term B Lender or Term C Lender, at its option, to the extent that, in the case of such a Term B Lender any Term A Advances or, in the case of such a Term C Lender, any Term B Advances, are then outstanding, may elect not to accept such prepayment (any such Lender being a "DECLINING LENDER"), in which event the provisions of the next sentence shall apply. Any Term B Lender or any Term C Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Agent not later than 11:00 A.M. (New York City time) on the Business Day immediately preceding the scheduled Prepayment Date. On the Prepayment Date, (i) an amount equal to that portion of the Prepayment Amount available to prepay Term C Lenders (less any amounts that would otherwise be payable to Term C Lenders that are Declining Lenders) shall be applied to prepay Term C Advances owing to Term C Lenders other than to Term C Lenders that are Declining Lenders and any amounts that would otherwise have been applied to prepay Term C Advances owing to Term C Lenders that are Declining Lenders shall instead be applied ratably to prepay, first, the remaining Term A Advances and, second, the remaining Term B Advances (other than Term B Advances owing to Term B Lenders that are Declining Lenders) and (ii) an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to Term B Lenders that are Declining Lenders) shall be applied to prepay Term B Advances owing to Term B Lenders other than Term B Lenders that are Declining Lenders and any amounts that would otherwise have been applied to prepay Term B Advances owing to Term B Lenders that are Declining Lenders shall instead be applied ratably to prepay the remaining Term A Advances, in the case of each of clauses (i) and (ii) hereof as provided in Sections 2.06(a) and (b); provided further that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term Advances owing to Declining Lenders.

          SECTION 2.07.  Interest.  (a)  Scheduled Interest.  The Borrower shall
                         --------        ------------------
pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances.  During such periods as such Advance is a Base
              ------------------
     Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on March 31, June 30, September 30 and December 31 during such periods, on the date such Base Rate Advance shall be Converted, on the date of any prepayment thereof to the extent required under Section 2.06 and on the Termination Date, commencing September 30, 1999.

          (ii) Eurodollar Rate Advances.  During such periods as such Advance is
               ------------------------
     a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest.  Upon the occurrence and during the continuance
              ----------------
of any Event of Default the Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, interest shall accrue and be payable at the rate required by this Section 2.07(b), whether or not requested by the Agent or the Required Lenders. In addition, following a final judgment with respect to any Obligation of the Loan Parties under the Loan Documents, interest shall accrue at the higher of the statutory judgment rate or the rate specified in the preceding sentence, payable on demand.

          SECTION 2.08.  Fees.  (a)  Commitment Fee.  The Borrower shall pay to
                         ----        --------------
the Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on

March 31, June 30, September 30 and December 31, commencing September 30, 1999, and on the Termination Date, at the rate of 0.50% per annum on the average daily unused portion of each Appropriate Lender's Term Commitment and on the average daily Unused Working Capital Commitment of such Lender.

          (b) Letter of Credit Fees, Etc.  (i)  The Borrower shall pay to the
              --------------------------
Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing September 30, 1999, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the Applicable Margin for Eurodollar Rate Advances under the Working Capital Facility.

          (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

          (c) Agent's Fees.  The Borrower shall pay to the Agent for its own
              ------------
account such fees as may from time to time be agreed between the Borrower and the Agent.

          SECTION 2.09.  Conversion of Advances.  (a)  Optional.  The Borrower
                         ----------------------        --------
may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances the Borrower shall also pay any amounts owing pursuant to Section 8.04(c), (x) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), (y) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and (z) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b) Mandatory.  (i)  On the date on which the aggregate unpaid
              ---------
principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $2,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Agent to the Borrower, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.10.  Increased Costs, Etc.  (a)  If, due to either (i) the
                         --------------------
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender Party determines that either (i) the introduction of any change on the interpretation of any law or regulation or (ii) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's
commitment to lend or to issue or to participate in   Letters of Credit
hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the

Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.11.  Payments and Computations.  (a)  The Borrower shall
                         -------------------------
make each payment hereunder irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds, with payments being received by the Agent after such time being deemed to have been received on the next succeeding Business Day. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Agent shall direct.

          (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

          (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall in such case be reflected in the computation of payment of interest or commitment fee, as the case may be.

          (f) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender Party shall repay to the Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.12.  Taxes.  (a)  Any and all payments by the Borrower
                         -----
hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower shall indemnify each Lender Party and the Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.
          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Lender Party that has certified in writing to the Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date.

If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          SECTION 2.13.  Sharing of Payments, Etc.  If any Lender Party shall
                         ------------------------
obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section
2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

          SECTION 2.14.  Use of Proceeds.  The proceeds of the Advances and
                         ---------------
issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely to finance the Merger, pay transaction fees and expenses, refinance certain Existing Debt and provide working capital for the Borrower and its wholly-owned U.S. Subsidiaries and Canadian Subsidiaries and for general corporate purposes permitted by this Agreement.

          SECTION 2.15.  Evidence of Debt.  (a)  Each Lender shall maintain in
                         ----------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender a Term A Note, a Term B Note, Term C Note and a Working Capital Note, as applicable, payable to the order of such Lender Party in a principal amount equal to the Term A Commitment, the Term B Commitment, the Term C Commitment or the Revolving Credit Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

          (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

          (d) References herein to Notes shall mean and be references to Term A Notes, the Term B Notes, the Term C Notes and the Working Capital Notes, unless otherwise specifically indicated, in each case to the extent issued hereunder.


                                  ARTICLE III

                           CONDITIONS OF LENDING AND
                        ISSUANCES OF LETTERS OF CREDIT

          SECTION 3.01.  Conditions Precedent to Initial Extension of Credit.
                         ---------------------------------------------------
The obligation of each Lender to make an Advance or the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for any Notes) in sufficient copies for each Lender Party:

               (i) Notes payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

               (ii) A Notice of Borrowing and a Borrowing Base Certificate relating to the Initial Extension of Credit.

               (iii) A security agreement made by the Borrower and each other Loan Party that is a U.S. Subsidiary of the Borrower, in substantially the form of Exhibit F-1 (such security agreement together with each other security agreement made by a Loan Party that is a U.S. Subsidiary of the Borrower or the Borrower or a security agreement supplement thereto and delivered pursuant to Section 5.01(j) or 5.01(k), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, being the "U.S. SECURITY AGREEMENT"), duly executed by each Loan Party that is a U.S. Subsidiary of the Borrower and the Borrower, together with:

                    (A) certificates representing the Pledged Interests, if any, accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt, if any, indorsed in blank,

                    (B) executed copies of proper financing statements, to be
               duly filed on the Initial Extension of Credit under the Uniform Commercial Code of the States of all jurisdictions that the Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the U.S. Security Agreement,

                    (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party or any of its Subsidiaries as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the U.S. Security Agreement that the Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence of the insurance required by the terms of the
               U.S. Security Agreement,

                    (F) copies of the Assigned Agreements, if any, referred to in the U.S. Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the U.S. Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                    (G) executed termination statements (Form UCC-3 or a
               comparable form), in proper form to be duly filed on the date of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the U.S. Security Agreement,

                    (H) the Blocked Account Letters referred to in the U.S.
               Security Agreement, duly executed by each Blocked Account Bank listed on Schedule 3.01(a)(iii)(H) in form and substance satisfactory to the Agent,

                    (I) the Securities Account Control Agreement, if any,
               referred to in the U.S. Security Agreement, duly executed by each securities intermediary referred to in such Security Agreement, and

                    (J) evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the U.S. Security Agreement has been taken.

               (iv) A termination letter from Mellon Bank, N.A. to the Agent relating to the satisfaction and termination of the Existing Debt identified on Schedule 4.01(s) and release of all collateral and security interests relating thereto.

               (v) (A) The U.S. Guaranty duly executed by each Guarantor listed on Schedule 3.01(a)(v) that is an U.S. Subsidiary of the Borrower, and
          (B) the Canadian Guaranty duly executed by each Guarantor listed on
          Schedule 3.01(a)(v) that is a Canadian Subsidiary of the Borrower.

               (vi) A Canadian Security Agreement, duly executed by each Loan Party that is a Canadian Subsidiary of the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Canadian Security Agreement has been taken.

               (vii) A Debenture duly executed by each Loan Party that is a Canadian Subsidiary of the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Debenture has been taken.

               (viii) A Debenture Pledge Agreement, duly executed by each Loan Party that is a Canadian Subsidiary of the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Debenture Pledge Agreement has been taken.

               (ix) A Deed of Charge, duly executed by the Borrower, together with evidence that all other action that the Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under such Deed of Charge has been taken.

               (x) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Merger and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Merger and each Transaction Document to which it is or is to be a party and of the transactions contemplated hereby.

               (xi) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party and TLSP Investments, dated reasonably near the date of the Initial Extension of Credit, in each case listing the charter of each Loan Party or TLSP Investments, as applicable, and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof,
          (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

               (xii) A copy of a certificate of the Secretary of State of each of the States listed on Schedule 3.01(a)(xii), dated reasonably near the date of the Initial Extension of Credit, with respect to each Loan Party as listed on Schedule 3.01(a)(xii), stating that such Person is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

               (xiii) A certificate of each Loan Party and, with respect to clauses (A) through (C), of TLSP Investments, signed on behalf of each such Person by its President and its Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(a)(xi), (B) a true and correct copy of the bylaws of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(x) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (xiv) A certificate of the Secretary of each Loan Party certifying the names and true signatures of the officers of such Persons authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (xv) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Agent shall request.

               (xvi) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1996, December 31, 1997 and December 31, 1998, interim financial statements dated March 31, 1999, the pro forma balance sheet as to the Borrower dated as of March 31, 1999 and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Final Maturity Date.

               (xvii) A Certificate in substantially the form of Exhibit J hereto from its chief financial officer attesting to the Solvency of the Borrower and its Subsidiaries taken as a whole after giving effect to the Merger and the other transactions contemplated hereby.

               (xviii) A letter, in form and substance satisfactory to the Agent, from the Borrower to Arthur Andersen L.L.C., its independent certified public accountants, advising such accountants that the Agent and the Lender Parties have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Agent or any Lender Party for such information.

               (xix) Evidence of insurance naming the Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance, product liability insurance, and directors and officers insurance.

               (xx) An Intercompany Subordination Agreement, duly executed by the Borrower and each of its Subsidiaries (other than TLSP Investments).

               (xxi) Favorable opinions of (a) Morgan, Lewis & Bockius, New York and English counsel to the Loan Parties, in the form of Exhibit H-1 and (b) Ogilvy, Renault, Canadian counsel to the Loan Parties in the form of Exhibit H-2.

               (xxii) A tax sharing agreement, duly executed by the Borrower and each other Loan Party in form and substance satisfactory to the Agent (such agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Loan Document, the "TAX SHARING AGREEMENT").

               (xxiii) The MDC Subordination Agreement duly executed by each of the Equity Investors and the Borrower.

               (xxiv) The TLSP Subordination Agreements duly executed by TLSP Investments and TLSP Trademarks, respectively, and the Borrower.

          (b) The Borrower shall have paid (i) all accrued interest and fees under the Existing Credit Agreement through the Initial Extension of Credit and (ii) all accrued fees and expenses of the Agent in accordance with the terms and conditions of the Fee Letters and the Lender Parties

     (including the accrued fees and expenses of counsel to the Agent, of Canadian counsel to the Agent, and the facility fees payable to the Lender Parties).

          (c) The Merger shall have been consummated strictly in accordance with the terms of the Merger Agreement, without any waiver or amendment not consented to by the Lender Parties of any term, provision or condition set forth therein, and in compliance with all applicable laws, and the Agent shall have received certified copies of a certificate of merger or other confirmation from the Secretary of State of the State of Delaware of the consummation of the Merger. The Lender Parties shall be satisfied (i) that the amount of committed equity and debt financing shall be sufficient to meet the financing requirements of the Merger and the other transactions contemplated thereby, (ii) with the terms and conditions of the Related Documents and (iii) that the assets and earnings of the Borrower are sufficient to support the Obligations of the Borrower under this Agreement and the timely amortization of all Indebtedness and other Obligations of the Borrower.

          (d) The Lender Parties shall be satisfied with (i) the corporate and legal structure and capitalization of the Borrower and its Subsidiaries, both before and after giving effect to the Merger, including the terms and conditions of the charter, bylaws and each class of capital stock of the Loan Parties and of each agreement or instrument relating to such structure or capitalization and (ii) the management of the Loan Parties.

          (e) (i) Before giving effect to the Merger and the other transactions contemplated by this Agreement, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of IDRC and its Subsidiaries or of the Borrower and its Subsidiaries, in each case taken as a whole, since December 31, 1998 and (ii) there shall have occurred no Material Adverse Change since December 31, 1998.

          (f) Other than as set forth on Schedule 4.01(j), there shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any other Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of IDRC and its Subsidiaries taken as a whole combined with the Borrower and its Subsidiaries taken as a whole, (ii) could have a Material Adverse Effect or
     (iii) purports to affect the legality, validity or enforceability of the Merger or any Transaction Document or the consummation of the transactions contemplated by the Transaction Documents.

          (g) All governmental and third party consents and approvals necessary in connection with the Merger and the other transactions contemplated by the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Merger and the other transactions contemplated by the Transaction Documents shall have expired without any action having been taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Merger and the other transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (h) The Lender Parties shall have completed a due diligence investigation of the Borrower and its Subsidiaries (including, without limitation, a field examination of the quality of their current assets and of their management information systems) in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect and (ii) that, following the consummation of the Merger, the Borrower and its Subsidiaries would not have good and marketable title to all material assets of IDRC and its Subsidiaries reflected in the Information Memorandum and (iii) without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries and IDRC and its Subsidiaries as they shall have requested.

          (i) The Lender Parties shall be satisfied that all Existing Debt, other than the Debt of the Loan Parties and their Subsidiaries identified on Schedule 3.01(i) (the "SURVIVING DEBT"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

          (j) All accrued fees and expenses of the Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Agent and of local counsel to the Lender Parties) shall have been paid.

          SECTION 3.02.  Conditions Precedent to Each Borrowing, Swing Line
                         --------------------------------------------------
Advance and Issuance.  The obligation of each Appropriate Lender to make an
--------------------
Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) and the obligation of the Swing Line Bank to make Swing Line Advances, shall be subject to the further conditions precedent that on the date of such Borrowing (including a Swing Line Advance made by the Swing Line Bank), issuance or Swing Line Advance, (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date;

          (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default; and

          (iii) for each Working Capital Advance, Swing Line Advance made by the Swing Line Bank or issuance of any Letter of Credit, the sum of the Loan Values of the Eligible Receivables (as determined by the Agent based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder) exceeds the aggregate principal amount of Working

     Capital Advances plus Swing Line Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advance or issuance, respectively;

and (b) the Agent shall have received such other approvals, opinions or documents as any Appropriate Lender Party through the Agent may reasonably request.

          SECTION 3.03.  Determinations Under Section 3.01.  For purposes of
                         ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Agent such Lender Party's ratable portion of such Borrowing.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Borrower.  The
                         ----------------------------------------------
Borrower represents and warrants as follows:

          (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable.
     Prior to the consummation of the Merger, all of the outstanding capital stock of IDRC shall have been validly issued, shall have been fully paid and non-assessable and shall be owned free and clear of all Liens, except those created under the "Collateral Documents" (as such term is defined in the Existing Credit Agreement).

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Merger and the other transactions contemplated by the Transaction Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Merger or the other transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Merger or the transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Merger and the other transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Merger or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) (i) (x) The Consolidated balance sheet of the Borrower and its Subsidiaries and the Consolidated balance sheet of IDRC and its Subsidiaries, in each case as at December 31, 1998, and the related Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries and the related Consolidated statements of operations and cash flows of IDRC and its Subsidiaries for the fiscal year then ended, accompanied, as to the Consolidated financial statements of the Borrower and its Subsidiaries, by an unqualified opinion of Arthur Andersen L.L.C., independent public accountants, and as to the Consolidated financial statements of IDRC and its Subsidiaries, by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, and (y) the Consolidated balance sheet of the Borrower and its Subsidiaries and the Consolidated balance sheet of IDRC and its Subsidiaries, in each case as at March 31, 1999, and the related Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries and Consolidated statements of operations and cash flows of IDRC and its Subsidiaries, in each case for the three months then ended duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of the statements referred to in clause (i)(y), to year-end audit adjustments and the absence of notes, the Consolidated financial condition of the Borrower and its Subsidiaries and the Consolidated financial condition of IDRC and its Subsidiaries, as the case may be, as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries and the Consolidated results of operations of IDRC and its Subsidiaries, as the case may be, for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and

          (ii) since December 31, 1998 there has occurred no (x) material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole combined with IDRC and its Subsidiaries taken as a whole, or (y) Material Adverse Change.

          (g) The pro forma Consolidated balance sheet of the Borrower as at March 31, 1999, included in the proxy statement dated June 9, 1999, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower as at such date after giving effect to the Merger and the other transactions contemplated hereby, all in accordance with GAAP.

          (h) The Consolidated forecasted balance sheet, statements of operations and statements of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xvi) and Section 5.03(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery and on the date of the Initial Extension of Credit, the Borrower's best estimate of the future financial performance of the Borrower and its Subsidiaries.

          (i) Neither the Information Memorandum nor any other information, exhibit or report (excluding any financial projections), taken as a whole, furnished by or on behalf of any Loan Party to the Agent or any Lender Party, in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which such information was provided and on the date of the Initial Extension of Credit.

          (j) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that could be reasonably likely to have a Material Adverse Effect except as set forth on Schedule 4.01(j). There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of the Merger or any Transaction Document or the consummation of the transactions contemplated hereby and thereby.

          (k) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) The Collateral Documents create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations subject only to Liens permitted hereunder, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

          (m) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (n) The Loan Parties are, taken as a whole, Solvent.

          (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

          (ii) As of the last annual actuarial valuation date, the funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90% and there has been no material adverse change in the funding status of any such Plan since such date.

          (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

          (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (v) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

          (vi) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

          (vii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (p) (i) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

          (ii) Set forth on Schedule 4.01(p) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR").

          (iii) There is no unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of any Loan Party or any of its Subsidiaries or Affiliates proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could have a Material Adverse Effect.
          (iv) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of any Loan Party or any of its Subsidiaries or Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any). No issues have been raised by such taxing authorities that, in the aggregate, could have a Material Adverse Effect.

          (q) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

          (r) Each Loan Party has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is in the process of developing a program to address on a timely basis, "Year 2000 Issues" (i.e., the risk that computer applications used by such Loan Party may be unable to recognize or perform properly date sensitive functions involving certain dates prior to, and any date after, December 31, 1999) and, based on such review, such Loan Party reasonably believes that the "Year 2000 Issues" (and the cost of remedying the same) will not have a Material Adverse Effect.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt) including all letters of credit outstanding on the date hereof (each such letter of credit, an "EXISTING LETTER OF CREDIT"), showing as of the date hereof the principal amount outstanding or amount available to be drawn (assuming all conditions to drawing are satisfied) thereunder, the maturity date thereof and the amortization schedule therefor.

          (t) Neither the Borrower nor any of its Subsidiaries owns any real property.

          (u) All Inventory of the Borrower or any of its Subsidiaries that is owned by the Borrower or such Subsidiary free and clear of any Lien is located at the addresses specified on Schedule 4.01(u).

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

          (z) The assets and property of TLSP Investments (other than the TLSP Investments Subordinated Note) and the demand deposit accounts permitted under Section 5.02(g)(ii) do not exceed $50,000 in the aggregate.

          (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all deposit accounts that are not Blocked Accounts of the Borrower or any of its Subsidiaries as of the date hereof.

                                   ARTICLE V

                                   COVENANTS

          SECTION 5.01.  Affirmative Covenants.  So long as any Advance or any
                         ---------------------
other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc.  Comply, and cause each of its
              -------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) Payment of Taxes, Etc.  Pay and discharge, and cause each of its
              ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property which is not otherwise permitted hereunder; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws.  Comply, and cause each of its
              ----------------------------------
     Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in material compliance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance.  Maintain, and cause each of its
              ------------------------
     Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc.  Preserve and maintain,
              ----------------------------------------
     and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower may consummate the Merger and any other merger or consolidation permitted under
     Section 5.02(e) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

          (f) Visitation Rights.  At any reasonable time and from time to time,
              -----------------
     upon reasonable prior notice, permit the Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Keeping of Books.  Keep, and cause each of its Subsidiaries to
              ----------------
     keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc.  Maintain and preserve, and cause
              ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates.  Conduct, and cause each of its
              ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.
          (j) Covenant to Guarantee Obligations and Give Security.  Upon (x) the
              ---------------------------------------------------
     request of the Agent, (y) the formation or acquisition of any new direct or indirect Subsidiary of any Loan Party (other than a Foreign Subsidiary that is not a Canadian Subsidiary if the effect of such undertaking would have material adverse tax consequences to the Loan Parties taken as a whole) or
     (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Agent, shall not already be subject to a perfected first priority security interest in favor of the Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

               (i) within 10 days after the formation or acquisition of a Subsidiary, cause each such Subsidiary and each direct and indirect Subsidiary of such Subsidiary to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Agent, guaranteeing all of the Loan Parties' Obligations under the Loan Documents; provided that no guaranty may be required (if acceptable to the Agent) from a Foreign Subsidiary that is not a Canadian Subsidiary if the execution and delivery thereof would result in adverse tax consequences to the Loan Parties;

               (ii) within 10 days after such request, formation or acquisition, furnish to the Agent a description of the real and personal properties of the Borrower and its Subsidiaries in detail satisfactory to the Agent;

               (iii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary to duly execute and deliver to the Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Agent, securing payment of all the Obligations of the Loan Parties under the Loan Documents and constituting Liens on all such properties; provided that no mortgage, pledge, assignment, security agreement supplement or other security agreement may be required (if acceptable to the Agent) from a Foreign Subsidiary that is not a Canadian Subsidiary if the execution and delivery thereof would result in adverse tax consequences to the Loan Parties;

               (iv) within 30 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (other than any Foreign Subsidiary that is not a Canadian Subsidiary) to take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and other security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms;

               (v) within 60 days after such request, formation or acquisition, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Agent as to the matters contained in clauses (i),
          (iii) and (iv) above, as to such mortgages, pledges, assignments, security agreement supplements and other security agreements being legal, valid and binding obligations of each such Loan Party enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request;

               (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Agent in its sole discretion, to the Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each of scope, form and substance satisfactory to the Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall promptly after the receipt thereof be delivered to the Agent;

               (vii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreements and security agreement supplements; and

               (viii) promptly upon organizing, or within five days after organizing any Subsidiary or joint venture specified in clause (A) below, or within 15 days after organizing any Person specified in clause (B), each Loan Party shall pledge to the Agent on behalf of the Secured Parties (A) in the case of any U.S. Subsidiary or Canadian Subsidiary, 100% of the outstanding Equity Interests of such Person owned by such Loan Party, (B) in the case of any Foreign Subsidiary that is not a Canadian Subsidiary or foreign joint venture, 65% of the total outstanding Equity Interests of such Person owned by such Loan Party and (C) in the case of any domestic joint venture, 100% of the Equity Interests of such Person held by such Loan Party.

          (k) Further Assurances.  (i)  Promptly upon request by the Agent, or
              ------------------
     any Lender Party through the Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by the Agent, or any Lender Party through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Lender Party through the Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Agent and the Lender parties the rights granted or now or hereafter intended to be granted to the Agent and the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) Performance of Related Documents.  Perform and observe, and cause
              --------------------------------
     each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

          (m) Preparation of Environmental Reports.  At the request of the
              ------------------------------------
     Agent, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Agent (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Agent, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (n) Compliance with Terms of Leaseholds.  Make all payments and
              -----------------------------------
     otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Agent of any material default by any party with respect to such leases and cooperate with the Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except as to all obligations in this clause (n), where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (o) Interest Rate Hedging.  Enter into prior to October 15, 1999, and
              ---------------------
     maintain at all times thereafter, (i) interest rate Hedge Agreements, covering a notional amount of not less than 66% of the aggregate outstanding principal amount of the Term Advances and providing for such Persons to make payments thereunder for a period of no less than three years to the extent of increases in interest rates greater than 2.0% above the Eurodollar Rate in effect on the date hereof for an Interest Period of three months, or such other hedging program to which the Agent shall have given its consent in writing (such consent not to be unreasonably withheld), and (ii) foreign exchange Hedge Agreements, covering a notional amount of not less than $3,000,000 and providing for such Persons to make payments thereunder for a period of no less than three years to the extent of increases in the exchange rate above the exchange rate of .70 Dollars to one Canadian dollar, in the case of each of clauses (i) and (ii) with Persons acceptable to the Agent.

          SECTION 5.02.  Negative Covenants.  So long as any Advance or any
                         ------------------
other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

          (a) Liens, Etc.  Create, incur, assume or suffer to exist, or permit
              ----------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following (in each case other than under subclauses (i), (ii) and (iii), subject to Section 5.02(r) with respect to TLSP Investments and TLSP Trademarks):

               (i) Liens created under the Loan Documents;

               (ii) Permitted Liens;

               (iii)  Liens existing on the date hereof and described on
          Schedule 4.01(y) hereto;

               (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(ii)(B); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (v) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted under Section 5.02(b)(ii) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

               (vi) Liens arising in connection with Government Loans permitted under Section 5.02(b)(ii)(B) and solely for the benefit of the governmental entity making such Government Loan; provided that no such Lien shall extend to or cover any Collateral or assets other than the equipment, real property and other property purchased or financed with such Government Loans;

               (vii) the filing of financing statements solely as a precautionary measure in connection with operating leases not prohibited under Section 5.02(c); and

               (viii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (b) Debt.  Create, incur, assume or suffer to exist, or permit any of
              ----
     its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

               (i)  in the case of the Borrower,

                    (A) Debt in respect of the Existing Hedge Agreements and any other Hedge Agreement that is required or otherwise permitted under Section 5.01(o);

                         (B) Debt to its wholly-owned U.S. Subsidiaries and
               Canadian Subsidiaries that are Loan Parties as of the date hereof to the extent permitted by Section 5.02(g), so long as such Debt
               (x) is subordinated to the Obligations under the Loan Documents pursuant to an intercompany subordination agreement in substantially the form of Exhibit K-1 hereto (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "INTERCOMPANY SUBORDINATION AGREEMENT"), duly executed by such Subsidiary, (y) is evidenced by an intercompany note in substantially the form of Exhibit K-2 hereto (each, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, an "INTERCOMPANY NOTE"), duly executed by the Borrower as payor, and (z) shall constitute Pledged Debt and shall be delivered to the Agent in accordance with Section 5.01(j); provided, however, that in each case, immediately after giving effect thereto, no Default shall have occurred and be continuing; and

                    (C)  the MDC Subordinated Debt;

               (ii) in the case of the Loan Parties,
                         (A)  Debt under the Loan Documents;

                         (B) Debt secured by Liens permitted under Section
               5.02(a)(v), Capitalized Leases and Government Loans for which the aggregate annual principal payments made or to be made in respect thereof shall not exceed $5,000,000 in the aggregate at any time outstanding; provided, however, that prepayments of principal (x) made to refinance or replace any Capitalized Lease or (y) permitted by the proviso to Section 5.02(k) shall not be included for the purpose of determining compliance with this Section 5.02(b)(i)(B);

                    (C) Debt incurred in respect of the IntelliSell Earnout and the TARP Earnout;

                    (D) the Surviving Debt other than the Existing Hedge
               Agreement and Debt permitted under Sections 5.02(b)(i)(B) and (C) and 5.02(b)(ii)(B), (E) and (H);

                    (E) Debt owed to the Borrower by its wholly-owned U.S.
               Subsidiaries and Canadian Subsidiaries, subject to the requirements of Section 5.02(b)(i)(B) (except that each reference to the Borrower in each of clauses (x) and (y) thereof shall be a reference to such U.S. Subsidiary or Canadian Subsidiary for the purposes of this subclause (E)) and in each case to the extent permitted by Section 5.02(g); provided, however, that in each case, immediately after giving effect thereto, no Default shall have occurred and be continuing; and

                    (F) Debt consisting of trade payables incurred in the
               ordinary course of business that are (1) not overdue by more than 60 days, (2) being diligently contested by such Loan Party in good faith or (3) in an aggregate amount less than or equal to $750,000;

                    (G) unsecured Debt other than Debt permitted in clauses (A)
               through (G) of this Section 5.02(b)(ii), but including Debt that also constitutes Investments permitted under Section 5.02(g), in an aggregate amount not to exceed $1,000,000 at any time outstanding; and

                    (H) in the case of the Borrower and TeleSpectrum Worldwide
               (Canada) Inc., the TLSP Subordinated Debt;

               (iii) in the case of the Borrower and any of its Subsidiaries, indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, subject to
          Section 5.02(r) in the case of TLSP Investments and TLSP Trademarks.

          (c) Lease Obligations.  Create, incur, assume or suffer to exist, or
              -----------------
     permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property in connection with any sale and leaseback transaction; provided, however, that so long as no Default has occurred and is continuing, any Loan Party may enter into an operating lease of equipment sold pursuant to
     Section 5.02(f)(iii).

          (d) Change in Nature of Business.  Make, or permit any of its
              ----------------------------
     Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (e) Mergers, Etc.  Merge into or consolidate with any Person or permit
              ------------
     any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

               (i) the Borrower and IDRC may consummate the Merger;

               (ii) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other such Subsidiary, so long as the surviving Person is the Borrower or, if the merger or consolidation is with a Subsidiary other than the Borrower, such surviving Person is a wholly-owned U.S. Subsidiary or Canadian Subsidiary of the Borrower and complies with Section 5.01(j); and

               (iii) mergers contemplated by clauses (B) and (C) of Section 5.02(g)(i) may be consummated, so long as the surviving Person is the Borrower or becomes a wholly-owned U.S. Subsidiary or Canadian Subsidiary of the Borrower and complies with Section 5.01(j);

     provided, however, that in each case, immediately after giving effect thereto, no Default shall have occurred and be continuing.

          (f) Sales, Etc. of Assets.  Sell, lease, transfer or otherwise dispose
              ---------------------
     of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

               (i) inventory in the ordinary course;

               (ii) in a transaction authorized by subsection (e) of this Section; and

               (iii) sales or trade-ins of used equipment for fair value in the ordinary course of business for like assets or cash in an aggregate amount not to exceed $2,000,000 in any Fiscal Year and $5,000,000 in the aggregate from and after the Initial Extension of Credit; provided that no Default shall have occurred and be continuing; provided further that if, after giving effect to such a sale, the aggregate amount of all sales and trade-ins made pursuant to this clause (iii) shall exceed $1,000,000, such Loan Party shall enter into an operating lease for such equipment within 10 Business Days of such sale.

          (g) Investments.  Make or hold, or permit any of its Subsidiaries to
              -----------
     make or hold, any Investment other than:

               (i) Investments by the Borrower and the other Loan Parties in:

                    (A) wholly-owned Subsidiaries which Investments are
               outstanding on the date hereof;

                    (B) so long as no Default shall have occurred and be
               continuing, additional Investments made on and after the Initial Extension of Credit in U.S. Subsidiaries of the Borrower that are wholly-owned Subsidiaries of the Borrower as of the date hereof other than TLSP Investments and, to the extent the requirements of Section 5.01(o) have been satisfied, Canadian Subsidiaries of the Borrower that are wholly-owned Subsidiaries of the Borrower as of the date hereof;

                    (C) so long as no Default shall have occurred and be
               continuing Investments made on and after the Initial Extension of Credit in Persons that upon giving effect to such Investment (1) are wholly-owned U.S. Subsidiaries or Canadian Subsidiaries of the Borrower, provided that in the case of this clause (1) the aggregate amount of all such Investments shall not exceed $10,000,000 plus the Retained Amount as of the date of such
                           ----
               Investment less the sum of (x) the aggregate amount of
                          ----
               Investments made under this Section 5.02(g)(i)(C)(1) in excess of $10,000,000 and (y) the aggregate amount of Capital Expenditures made after the Initial Extension of Credit in excess of the maximum amount specified in Section 5.04(d) (after giving effect to the first proviso clause of such subsection 5.04(d)), or (2) are not wholly-owned Subsidiaries of the Borrower, including, without limitation, joint ventures, provided that in the case of this clause (2) the aggregate amount of all such Investments shall not exceed $5,000,000;

                         (D) loans and advances to employees in the ordinary
               course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and

                    (E) so long as no Default has occurred and is continuing,
               Investments in an aggregate amount not to exceed $250,000 on and after the Initial Extension of Credit in a single Canadian Person, the principal business of which is teleservicing insurance products, provided that the Borrower shall own directly or indirectly at least 49% of the Equity Interests of such Person;

               (ii) Investments by the Borrower and its Subsidiaries (other than TLSP Investments) in demand deposit accounts maintained in the ordinary course of business with any Person of the type referred to in clause (i), (ii), (iii), (iv) or (v) of the definition of "Eligible Assignee" and in Cash Equivalents not on deposit in Blocked Accounts in an aggregate amount not to exceed $500,000; provided, however, that TLSP Investments may maintain two demand deposit accounts upon, and subject to, the Agent's prior written consent;

               (iii) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

               (iv) Investments existing on the date hereof and described on
          Schedule 4.01(w) hereto; and

               (v) Investments by Subsidiaries of the Borrower in the Borrower.

          (h) Restricted Payments.  Declare or pay any dividends, purchase,
              -------------------
     redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value Equity Interests of the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

               (i) the Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Borrower, (B) issue and sell shares of its capital stock to the MDC Group Investors, (C) issue shares of its capital stock to Persons other than the Equity Investors solely for the purpose of making Investments allowed under
          Section 5.02(g)(i)(C) (excluding solely for the purposes of this subsection (i) the proviso clauses thereof), (D) accept capital contributions from the Equity Investors, (E) repurchase common shares or options of management in an aggregate amount not to exceed $500,000 during any twelve-month period from and after the Initial Extension of Credit, and (F) repurchase its common shares or Preferred Interests in an aggregate amount not to exceed $5,000,000 from and after the Initial Extension of Credit; and

               (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other wholly-owned U.S. Subsidiary or Canadian Subsidiary of the Borrower of which it is a Subsidiary, (C) if not a wholly-owned Subsidiary of the Borrower, declare and pay cash dividends to each holder of an Equity Interest therein in proportion to such holding, provided, that the Borrower or other Loan Party as a holder of Equity Interest therein shall also receive cash distributions from such Subsidiary on terms no less favorable than afforded to any other holder of Equity Interests of the same type as such Loan Party's holding and (D) accept capital contributions from its parent to the extent permitted under Section 5.02(g)(i)(B) and (C) (excluding solely for the purposes of this subsection (ii) the proviso clauses thereof).

          (i) Amendment of Constitutive Documents.  Amend, or permit any of its
              -----------------------------------
     Subsidiaries to amend, its certificate of incorporation, bylaws or other constitutive documents.

          (j) Accounting Changes.  Make or permit, or permit any of its
              ------------------
     Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except (A) as required by generally accepted accounting principles or (B) if such change has no material effect on the financial information reported, or (ii) Fiscal Year.

          (k) Prepayments, Etc. of Debt.  (i) Prepay, redeem, purchase, defease
              -------------------------
     or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (A) the prepayment of the Advances in accordance with the terms of this Agreement, (B) if before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred and is continuing or would result therefrom, regularly scheduled or required repayments or redemptions of Surviving Debt, (C) if before and after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction, no Default has occurred and is continuing or would result therefrom, Debt permitted under Sections 5.02(b)(i)(B) and (ii)(E), and (D) after December 31, 1999, if, before and after giving effect to such payment of the MDC Subordinated Debt, (1) the Leverage Ratio is less than 2.50:1.00 as evidenced by the financial information delivered to the Agent in respect of any Rolling Period ending on or after December 31, 1999 and (2) no Default shall have occurred and be continuing, then (and only then) the MDC Subordinated Debt, or (ii) amend, modify or change in any manner any term or condition of the MDC Subordinated Debt or the TLSP Subordinated Debt or of any Surviving Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower; provided, however, that this
     Section 5.02(k) shall not restrict the ability of the Borrower or any other Loan Party to prepay Capitalized Leases or Debt secured by Liens permitted under Section 5.02(a)(v) if (and only if) the outstanding amount of principal to be prepaid of such Capitalized Lease or Debt is less than or equal to $250,000 and such prepayments, after giving effect to any such prepayment, do not exceed $500,000 in any Fiscal Year.

          (l) Amendment, Etc. of Related Documents.  Cancel or terminate any
              ------------------------------------
     Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

          (m) Negative Pledge.  Enter into or suffer to exist, or permit any of
              ---------------
     its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or
     (ii) in connection with (A) any Surviving Debt and (B) any Debt that is secured by purchase money Liens or is a Capitalized Lease or a Government Loan, in each case, to the extent permitted under Section 5.02(b)(ii), and solely to the extent such agreement is limited to the property covered by such Liens, subject to Section 5.02(r) in the case of TLSP Investments.

          (n) Partnerships.  Become a general partner in any general or limited
              ------------
     partnership or joint venture, or permit any of its Subsidiaries to do so other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture and to the extent permitted by Section 5.02(g)(i)(C) or (E).

          (o) Formation of Subsidiaries.  Organize or invest, or permit any
              -------------------------
     Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(g).

          (p) Payment Restrictions Affecting Subsidiaries.  Directly or
              -------------------------------------------
     indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents.

          (q) Other Transactions.  Engage, or permit any of its Subsidiaries to
              ------------------
     engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts).

          (r) Restricted Subsidiaries.  Permit TLSP Investments or TLSP
              -----------------------
     Trademarks to create, incur, assume or suffer to exist Obligations or Liens in an aggregate amount in excess of $50,000 at any time, or suffer to exist or permit TLSP Investments to create, acquire, assume or own property and assets in the aggregate exceeding $50,000 (other than the TLSP Investments Subordinated Notes, and, in the case of TLSP Investments, the demand deposit accounts permitted under Section 5.02 (g)(ii))), unless, in the
                                                              ------
     case of TLSP Investments, TLSP Investments shall have complied with Section 5.01(j) and, as to TLSP Trademarks, TLSP Trademarks shall have pledged the TLSP Trademarks Subordinated Debt.

          SECTION 5.03.  Reporting Requirements.  So long as any Obligation of
                         ----------------------
any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect, or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agent and the Lender Parties:

          (a) Default and Prepayment Notices.  (i)  As soon as possible and in
              ------------------------------
     any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default, event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 11:00 A.M. (New York City time) at least three Business Days before any prepayment of Term Advances is to be made by the Borrower pursuant to Section 2.06 (the "PREPAYMENT DATE"), written notice of the principal amount of such prepayment (the "PREPAYMENT AMOUNT") and the applicable Prepayment Date. Each such notice (a "PREPAYMENT NOTICE") shall be by telex or telecopier or otherwise as provided in Section 8.02.

          (b) Monthly and Quarterly Financials.  (i) Monthly Financials.  As
              --------------------------------       ------------------
     soon as available and in any event within 30 days after the end of each month (other than for each month on which a fiscal quarter is also ending, in which event such financials shall be delivered within 45 days), commencing July 31, 1999, a Consolidated balance sheet of the Borrower and its Subsidiaries, in each case as of the end of such month and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month and Fiscal Year-to-date period of the preceding Fiscal Year and the corresponding figures for the corresponding month and Fiscal Year-to-date period of the annual forecast previously delivered pursuant to
     Section 5.03(d), all in reasonable detail and duly certified by the chief financial officer of the Borrower, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (d), (C) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (D) a brief narrative prepared by the chief financial officer of the Borrower, outlining the factors impacting the financial results of the Borrower and its Subsidiaries for such month.

          (i) Quarterly Financials.  As soon as available and in any event
              --------------------
     within 45 days after the end of each fiscal quarter, commencing June 30, 2000, a Consolidated balance sheet of the Borrower and its Subsidiaries, in each case as of the end of such fiscal quarter and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding fiscal quarter and Fiscal Year-to-date period of the preceding Fiscal Year and the corresponding figures for the corresponding month and Fiscal Year-to-date period of the annual forecast previously delivered pursuant to Section 5.03(d), all in reasonable detail and duly certified by the chief financial officer of the Borrower, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (B) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (d), and (C) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

          (c) Annual Financials.  As soon as available and in any event within
              -----------------
     90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such Fiscal Year, and Consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, accompanied as to such Consolidated statements, by an unqualified opinion of an independent public accountant of recognized standing acceptable to the Required Lenders, together with (i) a copy of any management letter prepared by such accounting firm with respect to such Fiscal Year and distributed to the Borrower, (ii) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP, (iv) a schedule in form satisfactory to the Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(a) through (d), and (v) commencing with delivery in respect of the Fiscal Year ending on December 31, 2000, a schedule in form satisfactory to the Agent of the computation used by the Borrower in determining Excess Cash Flow for such previous Fiscal Year.

          (d) Annual Forecasts.  As soon as available and in any event no later
              ----------------
     than 15 days prior to the end of each Fiscal Year, forecasts prepared by management of the Borrower, in form satisfactory to the Agent, of Consolidated balance sheets, statements of operations and cash flows on a monthly basis for the Fiscal Year following such Fiscal Year then ended.

          (e) Litigation.  Promptly after the commencement thereof, notice of
              ----------
     all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(j).

          (f) Securities Reports.  Promptly after the sending or filing thereof,
              ------------------
     copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (g) Creditor Reports.  Promptly after the furnishing thereof, copies
              ----------------
     of any statement or report furnished to any other holder of the Debt of any Loan Party or of any of its Subsidiaries (including, without limitation, loan or credit or similar agreement) and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
     Section 5.03.

          (h) Agreement Notices.  Promptly upon receipt thereof, copies of all
              -----------------
     notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or other event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, such information and reports regarding the Related Documents as the Agent may reasonably request.

          (i) ERISA.  (i)  ERISA Events and ERISA Reports.  (A) Promptly and in
              -----
     any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (ii) Plan Terminations.  Promptly and in any event within two Business
               -----------------
     Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (iii)  Plan Annual Reports.  Promptly and in any event within 30 days
                 -------------------
     after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (iv) Multiemployer Plan Notices.  Promptly and in any event within
               --------------------------
     five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (j) Environmental Conditions.  Promptly after the assertion or
              ------------------------
     occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (k) Leased Property.  As soon as available and in any event within 30
              ---------------
     days after the end of each Fiscal Year, a report supplementing Schedule 4.01(v) hereto, including an identification of all leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof, and in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete.

          (l) Insurance.  As soon as available and in any event within 30 days
              ---------
     after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Lender Party (through the Agent) may reasonably specify.

          (m) Borrowing Base Certificate.  As soon as available and in any event
              --------------------------
     within 15 days after the end of each month, a Borrowing Base Certificate, as at the end of such month, certified by the chief financial officer of the Borrower.

          (n) Other Information.  Such other information (i) delivered to the
              -----------------
     shareholders of the Borrower or any of its Subsidiaries, including, without limitation, proxy statements, financial statements and reports, or required to be filed with the SEC or any national securities exchange, including, without limitation, any Forms 10-K, 10-Q or 8-K, in each case promptly after the sending or filing thereof and (ii) respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Agent) may from time to time reasonably request.

          SECTION 5.04.  Financial Covenants.  So long as any as any Advance or
                         -------------------
any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding, any Secured Hedge Agreement shall be in effect or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Leverage Ratio.  Maintain on a Consolidated basis for itself and
              --------------
     its Subsidiaries a Leverage Ratio for each Rolling Period set forth below of not more than the ratio set forth below for such Rolling Period determined (i) as of the last day of each month ending in the following Rolling Periods:

Rolling Period Ending In                                                      Ratio
---------------------------------------------------------------------------------------
July 1999                                                                     3.25:1.00
---------------------------------------------------------------------------------------
August 1999                                                                   3.25:1.00
---------------------------------------------------------------------------------------
September 1999                                                                3.25:1.00
---------------------------------------------------------------------------------------
October 1999                                                                  3.25:1.00
---------------------------------------------------------------------------------------
November 1999                                                                 3.25:1.00
---------------------------------------------------------------------------------------
December 1999                                                                 3.25:1.00
---------------------------------------------------------------------------------------
January 2000                                                                  3.00:1.00
---------------------------------------------------------------------------------------
February 2000                                                                 3.00:1.00
---------------------------------------------------------------------------------------
March 2000                                                                    3.00:1.00
---------------------------------------------------------------------------------------

     and (ii) as of the last day of each fiscal quarter ending in each of the following Rolling Periods:

                  Rolling Period Ending In                              Ratio
---------------------------------------------------------------------------------------
June 2000                                                                     3.00:1.00
---------------------------------------------------------------------------------------
September 2000                                                                3.00:1.00
---------------------------------------------------------------------------------------
December 2000                                                                 3.00:1.00
---------------------------------------------------------------------------------------
March 2001                                                                    2.50:1.00
---------------------------------------------------------------------------------------
June 2001                                                                     2.50:1.00
---------------------------------------------------------------------------------------
September 2001                                                                2.50:1.00
---------------------------------------------------------------------------------------
December 2001                                                                 2.50:1.00
---------------------------------------------------------------------------------------
March 2002                                                                    2.50:1.00
---------------------------------------------------------------------------------------
June 2002                                                                     2.50:1.00
---------------------------------------------------------------------------------------
September 2002                                                                2.50:1.00
---------------------------------------------------------------------------------------
December 2002                                                                 2.50:1.00
---------------------------------------------------------------------------------------
March 2003                                                                    2.50:1.00
---------------------------------------------------------------------------------------
June 2003                                                                     2.50:1.00
---------------------------------------------------------------------------------------
September 2003                                                                2.50:1.00
---------------------------------------------------------------------------------------
December 2003                                                                 2.50:1.00
---------------------------------------------------------------------------------------

          (b) Fixed Charge Coverage Ratio.  Maintain on a Consolidated basis for
              ---------------------------
     itself and its Subsidiaries a Fixed Charge Coverage Ratio for each Rolling Period (i) determined as of the last day of each month ending in each Rolling Period ending on or prior to March 31, 2000, or

     (ii) thereafter through December 2003, determined as of the last day of each fiscal quarter ending in such Rolling Period, in each and every such case, of not less than 1.10:1.00.

          (c) Interest Coverage Ratio.  Maintain on a Consolidated basis for
              -----------------------
     itself and its Subsidiaries an Interest Coverage Ratio (i) for each Rolling Period ending on or prior to March 31, 2000, determined as of the last day of each month ending in such Rolling Period, of not less than 3.00:1.00 and
     (ii) for each Rolling Period ending thereafter and on or prior to December 31, 2003, determined as of the last day of each fiscal quarter ending in such Rolling Period, of not less than the ratio set forth below for such Rolling Period:

                   Rolling Period Ending In                              Ratio
---------------------------------------------------------------------------------------
June 2000                                                                     3.50:1.00
---------------------------------------------------------------------------------------
September 2000                                                                3.50:1.00
---------------------------------------------------------------------------------------
December 2000                                                                 3.50:1.00
---------------------------------------------------------------------------------------
March 2001                                                                    3.50:1.00
---------------------------------------------------------------------------------------
June 2001                                                                     4.00:1.00
---------------------------------------------------------------------------------------
September 2001                                                                4.00:1.00
---------------------------------------------------------------------------------------
December 2001                                                                 4.00:1.00
---------------------------------------------------------------------------------------
March 2002                                                                    4.00:1.00
---------------------------------------------------------------------------------------
June 2002                                                                     4.00:1.00
---------------------------------------------------------------------------------------
September 2002                                                                4.00:1.00
---------------------------------------------------------------------------------------
December 2002                                                                 4.00:1.00
---------------------------------------------------------------------------------------
March 2003                                                                    4.00:1.00
---------------------------------------------------------------------------------------
June 2003                                                                     4.00:1.00
---------------------------------------------------------------------------------------
September 2003                                                                4.00:1.00
---------------------------------------------------------------------------------------
December 2003                                                                 4.00:1.00
---------------------------------------------------------------------------------------

          (d) Capital Expenditures.  Not make, or permit any of its Subsidiaries
              --------------------
     to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in the fiscal quarter ending September 30, 1999 to exceed $11,000,000, the fiscal quarter ending December 31, 1999 to exceed $11,000,000 and, thereafter in any Fiscal Year set forth below, to exceed the amount set forth below for such Fiscal Year:


                                 Fiscal Year                   Amount
---------------------------------------------------------------------------
                                                   2000         $32,500,000
---------------------------------------------------------------------------
                                                   2001         $40,000,000
                            -----------------------------------------------
                                                   2002         $47,500,000
                            -----------------------------------------------
                                                   2003         $55,000,000
                            -----------------------------------------------

     provided, however, that if, at the end of any Fiscal Year specified above, the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year (the amount of such excess being the "EXCESS AMOUNT"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount (such amount being referred to herein as the "CARRYOVER AMOUNT") equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such prior Fiscal Year; provided further, however, that if the maximum amount specified above and the Carryover Amount, if any, in respect of any Fiscal

     Year shall have been expended, then, the Borrower shall be entitled to make additional Capital Expenditures in such Fiscal Year in an amount not to exceed the Retained Amount as of the date of such Capital Expenditure less
                                                                           ----
     the sum of (i) the aggregate amount of Investments made under Section 5.02(g)(i)(C)(1) in excess of $10,000,000 and (ii) the aggregate amount of all Capital Expenditures made after the Initial Extension of Credit in excess of the sum of the maximum amounts specified above plus the Carryover Amounts accrued in respect thereof.


                                   ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  If any of the following events
                         -----------------
("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or (ii) the Borrower shall fail to pay any interest on any Advance or any Loan Party shall fail or make any other payment under any Loan Document within two Business Days of when the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j), (m) and
     (o), 5.02, 5.03 or 5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Agent or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgment or order for the payment of money in excess of $500,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j), (k) or (o) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to Section
     3.01 or 5.01(j), (k) or (o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby, subject only to the Liens permitted hereunder; or

          (k) a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $500,000; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer

     Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $100,000; or

          (o) there shall occur any Material Adverse Change;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, if any, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and
(B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 6.02.  Actions in Respect of the Letters of Credit upon
                         ------------------------------------------------
Default.  If any Event of Default shall have occurred and be continuing, the
-------
Agent may, and upon the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Lender Parties in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the

L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01.  Authorization and Action.  Each Lender Party (in its
                         ------------------------
capacities as a Lender and the Swing Line Bank and the Issuing Bank (if applicable) and a potential Hedge Bank) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02.  Agent's Reliance, Etc.  Neither the Agent nor any of
                         ---------------------
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03.  BNP and Affiliates.  With respect to its Commitments,
                         ------------------
the Advances made by it and any Notes issued to it, BNP shall have the same rights and powers under the Loan

Documents as any other Lender Party and may exercise the same as though it were not the Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include BNP in its individual capacity. BNP and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP were not the Agent and without any duty to account therefor to the Lender Parties.

          SECTION 7.04.  Lender Party Credit Decision.  Each Lender Party
                         ----------------------------
acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05.  Indemnification.  (a)  Each Lender Party severally
                         ---------------
agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such Indemnified Costs resulting from the Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and (d) their respective Unused Working Capital Commitments at such time. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to the Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent for such other Lender Party's ratable share of such amount.

          (b) Each Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 7.06.  Successor Agent.  The Agent may resign at any time by
                         ---------------
giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent or Agent, as the case may be, to any Lender Party or, if no Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld, to any other Person meeting the requirement specified in this Section 7.06. If no such successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after such retiring Agent's giving of notice of resignation or the Required Lenders' removal of such retiring Agent, then such retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, as the case may be, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent, as the case may be, hereunder by a successor Agent, as the case may be, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, if any, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of such retiring Agent's resignation or removal under this Section 8.06 no successor Agent, as the case may be, shall have been appointed and shall have accepted such appointment, then on such 45th day (i) such retiring Agent's resignation or removal shall become effective, (ii) such retiring

Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of such retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent, as the case may be, as provided above. After any retiring Agent's resignation or removal hereunder as Agent, as the case may be, shall become effective, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, as the case may be, under this Agreement.

          SECTION 7.07.  Administrative Agent.  The Lender Party identified in
                         --------------------
this Agreement as the "Administrative Agent" shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to each Lender Party as such. Without limiting the foregoing, the Administrative Agent shall not have or be deemed to have any duties except as specifically provided by this Agreement. Each Lender Party acknowledges that it has not relied, and will not rely, on the Administrative Assistant so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01.  Amendments, Etc.  (a)  No amendment or waiver of any
                         ---------------
provision of this Agreement or any Notes or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit,
Section 3.02, (ii) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (iv) amend this Section 8.01 or
(v) release any Guarantor from its obligations under the Loan Documents (except in connection with a transaction permitted under Section 5.02(e)) and (b) no
                                                                  ---
amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, Term B Facility, Term C Facility or Working Capital Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or amend Section 2.13, (ii) reduce the principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances payable to such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided still further, however that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.
          (b) Each Lender Party grants (x) to the Agent the right to purchase all (but not less than all) of such Lender Party's Commitments and Advances owing to it and all of its rights and obligations hereunder, including costs, if any, payable to such Lender under Section 8.04, and under the other Loan Documents at a price equal to the aggregate amount of outstanding Advances owed to such lender Party (together with all accrued and unpaid interest and fees owed to such Lender), and (y) so long as no Default has occurred and is continuing, to the Borrower the right to cause an assignment of all (but not less than all) of such Lender Party's Commitments and Advances owing to it and all of its rights and obligations hereunder and under the other Loan Documents, which right may be exercised by the Agent or the Borrower, as the case may be, if such Lender Party refuses to execute any amendment, waiver or consent which requires the written consent of all the Lenders and to which the Required Lenders, the Agent and the Borrower have agreed. Each Lender Party agrees that if the Agent or the Borrower, as the case may be, exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 8.07.

          SECTION 8.02.  Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by an overnight courier of nationally recognized standing, if to the Borrower or any other Loan Party, at the address of the Borrower at TeleSpectrum Worldwide, Inc., 6041 La Flecha, Suite B, Rancho Santa Fe, CA 92067, Attention: Chief Financial Officer, telecopier number (619) 759-3397; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Agent, at its address at 499 Park Avenue, New York, New York 10022, Attention: Structured Finance Group, telecopier number (212) 418-8269; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 8.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender Party or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on
                         ------------------
demand (i) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender Party with respect thereto).

          (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all Indemnified Costs that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Merger and any of the other transactions contemplated hereby) by the Equity Investors or any of their Subsidiaries or Affiliates of all or any portion of the stock or debt securities or substantially all the assets of the Borrower or any of its Subsidiaries, or by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the stock or debt securities or substantially all the assets of IDRC or any of its Subsidiaries, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such Indemnified Costs are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 8.05.  Right of Set-off.  Upon (a) the occurrence and during
                         ----------------
the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

          SECTION 8.06.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

          SECTION 8.07.  Assignments and Participations.  (a)  Each Lender may
                         ------------------------------
and, so long as no Default has occurred and is continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) shall upon at least 5 Business Days' notice to such Lender and the Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under any Facility, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes requested by the Assignee subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (f) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any Person other than any Loan Party or any of its Subsidiaries or Affiliates; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of such Advances and any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Loan Party furnished to such Lender Party by or on behalf of the Borrower.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or, if such Lender Party is an Approved Fund, to the trustee of such Approved Fund solely to the extent required by, and in accordance with, the indenture and other constating documents of such Approved Fund.

          SECTION 8.08.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.09.  No Liability of the Issuing Bank.  The Borrower assumes
                         --------------------------------
all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 8.10.  Jurisdiction, Etc.  (a)  Each of the parties hereto
                         -----------------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.11.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.12.  Judgment.  (a)  Rate of Exchange.  If, for the purpose
                         --------        ----------------
of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in another currency into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase such other currency with Dollars in New York City, New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

          (b) Currency Indemnity. The obligation of the Borrower in respect of any sum due from it to the Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day next succeeding receipt by the Agent or such Lender of any sum adjudged to be so due in such other currency, the Agent or such Lender, as the case may be, may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the Dollars so purchased are less than the sum originally due to the Agent or such Lender in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender against such loss, and if the

Dollars so purchased exceed the sum originally due to the Agent or any Lender in Dollars, the Agent or such Lender agrees to remit to such Borrower such excess.

          SECTION 8.13.  Waiver of Jury Trial.  Each of the Loan Parties, the
                         --------------------
Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              TELESPECTRUM WORLDWIDE, INC.


                              By
                                ----------------------------------
                                                Title:



                              BANQUE NATIONALE DE PARIS,
                              as Agent, Swing Line Bank, Initial Issuing Bank and Initial Lender


                              By
                                -----------------------------------
                                                Title:


                              By
                                -----------------------------------
                                                Title:


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION,
                              as Administrative Agent


                              By
                                ------------------------------------
                                                Title:



                           Additional Initial Lenders

                              BANKBOSTON, N.A.


                              By
                                -----------------------------------
                                                Title:

                              IBJ WHITEHALL BANK & TRUST COMPANY


                              By
                                -----------------------------------
                                                Title:

                              TORONTO DOMINION (TEXAS), INC.


                              By
                                -----------------------------------
                                                Title:

                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION


                              By
                                ------------------------------------
                                                Title:

                              VAN KAMPEN PRIME RATE INCOME TRUST


                              By
                                -------------------------------------
                                                Title: Senior Vice President &
Director

                              VAN KAMPEN SENIOR
                              FLOATING RATE FUND


                              By
                                -------------------------------------
                                                Title: Senior Vice President &
Director

                              VAN KAMPEN SENIOR INCOME TRUST


                              By
                                --------------------------------
                                                Title: Senior Vice President &
Director

                              WELLS FARGO BANK, N.A.


                              By
                                ----------------------------------
                                                Title:

                              FIRST SOURCE FINANCIAL, LLP
                              By First Source Financial, Inc., its agent/manager


                              By
                                ----------------------------------
                                                Title:

                              KZH ING-1 LLC


                              By
                                ------------------------------------
                                                Title:

                              KZH ING-2 LLC


                              By
                                ------------------------------------
                                                Title:

                              KZH ING-3 LLC


                              By
                                -----------------------------------
                                                Title:

                              ARCHIMEDES FUNDING, L.L.C.
                              By: ING Capital Advisors LLC,
                              as Collateral Manager


                              By
                                ------------------------------------
                                                Title:

                              ARCHIMEDES FUNDING II, LTD.
                              By: ING Capital Advisors LLC,
                              as Collateral Manager


                              By
                                ----------------------------------
                                                Title:

SCHEDULES

Schedule I                     Commitments and Applicable Lending Offices

Schedule II                    EBITDA Schedule

Schedule 3.01(a)(iii)(H)       Blocked Accounts

Schedule 3.01(a)(v)            Guarantors

Schedule 3.01(a)(xii)          Jurisdictions of Activity as Foreign Corporation

Schedule 3.01(i)               Surviving Debt

Schedule 4.01(b)               Subsidiaries of the Borrower

Schedule 4.01(d)               Authorizations, Approvals, Actions, Notices and

                               Filings

Schedule 4.01(j)               Pending Litigation

Schedule 4.01(o)               Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(p)               Open Years

Schedule 4.01(s)               Existing Debt

Schedule 4.01(u)               Locations of Inventory

Schedule 4.01(v)               Leased Real Property

Schedule 4.01(w)               Existing Investments

Schedule 4.01(x)               Intellectual Property

Schedule 4.01(y)               Surviving Liens


EXHIBITS

Exhibit A-1       Form of Term A Note

Exhibit A-2       Form of Term B Note

Exhibit A-3       Form of Term C Note

Exhibit A-4       Form of Working Capital Note

Exhibit B         Form of Notice of Borrowing

Exhibit C         Form of Assignment and Acceptance

Exhibit D         Form of Security Agreement

Exhibit E-1       Form of Canadian Security Agreement

Exhibit E-2       Form of Debenture

Exhibit E-3       Form of Debenture Pledge Agreement

Exhibit F-1       Form of U.S. Guaranty

Exhibit F-2       Form of Canadian Guaranty

Exhibit G         Form of Borrowing Base Certificate

Exhibit H-1       Form of Opinion of Counsel to the Loan Parties

Exhibit H-2       Form of Opinion of Canadian Counsel to the Loan Parties

Exhibit I         Form of Deed of Charge

Exhibit J         Form of Solvency Certificate

Exhibit K-1       Form of Intercompany Subordination Agreement

Exhibit K-2       Form of Intercompany Note

Exhibit L         Form of MDC Subordination Agreement

Exhibit M         Form of TLSP Subordination Agreement
